Exhibit 10.44

AGREEMENT FOR PURCHASE AND SALE
AND JOINT ESCROW INSTRUCTIONS

BY AND BETWEEN

CCIP/2 VILLAGE BROOKE, L.L.C.,

a Delaware limited liability company,

AS SELLER

AND

JRK BIRCHMONT ADVISORS, LLC,
a Delaware limited liability company,

AS PURCHASER

(Glenbridge Manors)

Table of Contents

Page

ARTICLE 1	CERTAIN DEFINED TERMS	1
ARTICLE 2	PURCHASE AND SALE, PURCHASE PRICE & DEPOSIT	8
2.1	Purchase and Sale	8
2.2	Purchase Price and Deposit	8
2.3	Escrow Provisions Regarding Deposit	8
ARTICLE 3	INSPECTIONS	9
3.1	Inspections	9
3.2	Expiration of Feasibility Period	10
3.3	Conduct of Investigation	10
3.4	Purchaser Indemnification	11
3.5	Property Materials	12
3.6	Property Contracts	13
ARTICLE 4	TITLE AND SURVEY	13
4.1	Title Documents	13
4.2	Survey	14
4.3	Objection and Response Process	14
4.4	Permitted Exceptions	14
4.5
4.6	Subsequently Disclosed Exceptions	15
4.7	Purchaser Financing	15
ARTICLE 5	ASSUMED ENCUMBRANCES	15
5.1	In General	15
5.2	Purchaser’s Obligation to Assume	15
5.3	Loan Assumption Application	16
5.4	Additional Requirements of Purchaser	16
5.5	Replacement of Reserves	17
5.6	Time to Obtain Lender Approval	17
5.7	Failure to Obtain Assumption Approval	17
5.8	Documentation of Assumption	17
ARTICLE 6	CLOSING PROVISIONS	18
6.1	Closing Date	18
6.2	Seller Closing Deliveries	18
6.3	Purchaser Closing Deliveries	19
6.4	Closing Prorations and Adjustments	20
6.5	Post Closing Adjustments	23
ARTICLE 7	REPRESENTATIONS, WARRANTIES AND COVENANTS	24
7.1	Seller’s Representations	24
7.2	AS-IS	25
7.3	Survival of Seller’s Representations	26
7.4	Definition of Seller’s Knowledge	27
7.5	Representations and Warranties of Purchaser	27
ARTICLE 8	OPERATIONS OF THE PROPERTY	28
8.1	Leases and Property Contracts	28
8.2	General Operation of Property	28
8.3	Liens	28
ARTICLE 9	CONDITIONS PRECEDENT TO CLOSING	29
9.1	Purchaser’s Conditions to Closing	29
9.2	Seller’s Conditions to Closing	29
ARTICLE 10	BROKERAGE CONDITIONS	30
10.1	Indemnity	30
10.2	Broker Commission	30
ARTICLE 11	DEFAULTS AND REMEDIES	31
11.1	Purchaser Default	31
11.2	Seller Default	31
ARTICLE 12	RISK OF LOSS OR CASUALTY	32
12.1	Major Damage	32
12.2	Minor Damage	33
12.3	Repairs	33
12.4	Replacement of Insurance Carrier	33
ARTICLE 13	EMINENT DOMAIN	34
ARTICLE 14	MISCELLANEOUS PROVISIONS	34
14.1	Binding Effect of Agreement	34
14.2	Exhibits and Schedules	34
14.3	Purchaser’s Assignees	34
14.4	Binding Effect	34
14.5	Captions	34
14.6	Number and Gender of Words	34
14.7	Notices	34
14.8	Governing Law and Venue	36
14.9	Entire Agreement	36
14.10	Amendments	36
14.11	Severability	37
14.12	Multiple Counterparts	37
14.13	Construction	37
14.14	Confidentiality	37
14.15	Time of the Essence	37
14.16	Waiver	37
14.17	Attorneys’ Fees	37
14.18	Time Periods	38
14.19	1031 Exchange	38
14.20	No Personal Liability of Officers, Trustees or Directors	38
14.21	Exclusive Negotiations	39
14.22	ADA Disclosure	39
14.23	No Recording	39
14.24	Relationship of Parties	39
14.25	Waiver of Jury Trial	39
14.26	AIMCO Marks	39
14.27	Non-Solicitation of Employees	40
14.28	Survival	40
ARTICLE 15	LEAD BASED PAINT DISCLOSURE	40
15.1	Disclosure	40

EXHIBITS AND SCHEDULES

Exhibit A                      Legal Description of Property

Exhibit B                      Form of Deed

Exhibit C                      Form of Bill of Sale

Exhibit D                      Form of General Assignment

Exhibit E                       Form of Leases Assignment

Exhibit F                       Form of Vender Termination

Exhibit G                      Form of Notice to Tenants

Exhibit H                      Excluded FF&E

Exhibit I                        List of Materials for Purchaser

Exhibit J                       Lead-Based Paint Disclosure

Schedule 1                   Seller Information Schedule

AGREEMENT FOR PURCHASE AND SALE
AND ESCROW INSTRUCTIONS

THIS AGREEMENT FOR PURCHASE AND SALE AND ESCROW INSTRUCTIONS (this “Agreement”) is entered into as of the 12th day of July, 2010 (the “Effective Date”), by CCIP/2 VILLAGE BROOKE, L.L.C., a Delaware limited liability company, having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 (“Seller”), and JRK BIRCHMONT ADVISORS, LLC, a Delaware limited liability company, having a principal address at 11766 Wilshire Boulevard, Suite 1450, Los Angeles, California 90025 (“Purchaser”), or its permitted assignee or assignees as provided in Section 14.3.

RECITALS

A.        Seller owns the real estate located in Hamilton County, Ohio, as more particularly described in Exhibit A attached hereto and made a part hereof, and the improvements thereon, commonly known as Glenbridge Manors Apartments.

B.         Purchaser desires to purchase, and Seller desires to sell, such land, improvements and certain associated property, on the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of mutual covenants set forth herein and for other consideration the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser hereby agree as follows:

ARTICLE 1
CERTAIN DEFINED TERMS

Unless otherwise defined herein, any term with its initial letter capitalized in this Agreement shall have the meaning set forth in this ARTICLE 1.

(a)                “ADA” shall have the meaning set forth in Section 14.22.

(b)               “Additional Deposit” shall have the meaning set forth in Section 2.2.2.

(c)                “AIMCO” means Apartment Investment and Management Company.

(d)               “AIMCO Marks” means all words, phrases, slogans, materials, software, proprietary systems, trade secrets, proprietary information and lists, and other intellectual property owned or used by Seller, Property Manager, or AIMCO in the marketing, operation or use of the Property (or in the marketing, operation or use of any other properties managed by the Property Manager or owned by AIMCO or an affiliate of either Property Manager or AIMCO).

(e)                “Assignment and Assumption Documents” shall have the meaning set forth in Section 5.8.

(f)                 “Assumed Encumbrances” shall have the meaning set forth in Section 5.1.

(g)                “Assumed Loan Documents” shall have the meaning set forth in Section 5.1.

(h)                “Assumption Application” shall have the meaning set forth in Section 5.3.

(i)                  “Assumption Lender Fees” shall have the meaning set forth in Section 5.4(c).

(j)                 “Broker” shall have the meaning set forth in Section 10.1.

(k)               “Business Day” means any day other than a Saturday or Sunday or Federal holiday or legal holiday in the States of Colorado, Ohio or New York.

(l)                  “Closing” means the consummation of the purchase and sale and related transactions contemplated by this Agreement in accordance with the terms and conditions of this Agreement.

(m)              “Closing Date” shall have the meaning set forth in Section 6.1.

(n)                “Code” means the Internal Revenue Code of 1986, as amended.

(o)               “Consultants” shall have the meaning set forth in Section 3.1.

(p)               “Damage Notice” shall have the meaning set forth in Section 12.1.

(q)               “Deed” means the Limited Warranty Deed for transferring title to the Property, in the form attached hereto as Exhibits B, duly executed by Seller.

(r)                 “Deposit” means, to the extent actually deposited by Purchaser with Escrow Agent, the Initial Deposit and the Additional Deposit.

(s)                “Effective Date” shall have the meaning set forth in the Preamble.

(t)                 “Escrow Agent” means First American Title Insurance Company of New York.

(u)                “Excluded Permits” means those Permits which, under applicable law, are nontransferable and such other Permits, if any, as may be designated as Excluded Permits on Schedule 1.

(v)                “Existing Survey” shall have the meaning set forth in Section 4.2.

(w)              “Feasibility Period” shall have the meaning set forth in Section 3.1.

(x)                “FHA” shall have the meaning set forth in Section 14.22.

(y)                “Fixtures and Tangible Personal Property” means all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of tangible personal property located on the Land or in the Improvements as of the Effective Date and used or usable in connection with the occupation or operation of all or any part of the Property, but only to the extent transferable.  The term “Fixtures and Tangible Personal Property” does not include (a) equipment leased by Seller and the interest of Seller in any equipment provided to the Property for use, but not owned or leased by Seller, or (b) property owned or leased by any Tenant or guest, employee or other person furnishing goods or services to the Property, or (c) property and equipment owned by Seller, which in the ordinary course of business of the Property is not used exclusively for the business, operation or management of the Property, or (d) the property and equipment, if any, expressly identified in Schedule 1.

(z)                “General Assignment” shall have the meaning set forth in Section 6.2(c).

(aa)            “Good Funds” shall have the meaning set forth in Section 2.2.1.

(bb)           “Improvements” means all buildings, structures, building systems and fixtures, parking areas, sidewalks, landscaping, facilities and improvements located on the Land, including, without limitation, each Property’s plumbing, air conditioning, heating, ventilation, utility and mechanical systems.

(cc)            “Initial Deposit” shall have the meaning set forth in Section 2.2.1.

(dd)           “Inspections” shall have the meaning set forth in Section 3.1(a).

(ee)            “Intermediary” shall have the meaning set forth in Section 14.19.

(ff)               “Land” means the tract of land described on Exhibit A, and all rights, title and interest, if any, in and to appurtenances pertaining thereto, including Seller’s right, title and interest, if any, in and to the adjacent streets, alleys, strips, gores and right-of-ways, subsurface and mineral development rights, and water rights.

(gg)            “Lease(s)” means the interest of Seller in and to all leases, subleases and other occupancy contracts, whether or not of record, which provide for the use or occupancy of space or facilities on or relating to the Property and which are in force as of the Closing Date.

(hh)            “Leases Assignment” shall have the meaning set forth in Section 6.2(d).

(ii)                “Lender” means Northwestern Mutual Life Insurance Company.

(jj)               “Loan” means the indebtedness owing to Lender evidenced by the Note and secured by the Mortgage.

(kk)           “Loan Assumption Agreement” shall have the meaning set forth in Section 5.8.

(ll)                “Loan Assumption Approval” shall have the meaning set forth in Section 5.6.

(mm)        “Loan Assumption” shall have the meaning set forth in Section 5.2.

(nn)            “Loan Assumption Deadline” shall have the meaning set forth in Section 5.6.

(oo)           “Loan Assumption Packet” shall have the meaning set forth in Section 5.3.

(pp)           “Losses” shall have the meaning set forth in Section 3.4.1.

(qq)           “Major Damage” means damage or destruction by fire or other casualty, the cost of which to repair or restore the Property in question to a condition substantially identical to that of the Property in question prior to the event of damage would be, in the opinion of a contractor or building engineer (determined in accordance with Section 12.1) in excess of $1,000,000.

(rr)              “Materials” shall have the meaning set forth in Section 3.5.1.

(ss)             “Miscellaneous Property Assets” means all contract rights, leases, concessions, warranties, plans, drawings and other items of intangible personal property relating to the ownership or operation of the Property and owned by Seller including development rights and sewer and wastewater capacity rights, excluding, however, (a) receivables, (b) Property Contracts, (c) Leases, (d) Permits, (e) cash or other funds, whether in petty cash or house “banks,” or on deposit in bank accounts or in transit for deposit, (f) refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date, (g) utility and similar deposits, (h) insurance or other prepaid items, (i) Seller’s proprietary books and records, or (j) any right, title or interest in or to the AIMCO Marks.  The term “Miscellaneous Property Assets” also shall include all of Seller’s rights, if any, in and to the term “Glenbridge Manors” as it relates solely to use in connection with the Property (and not with respect to any other property owned or managed by Seller, Property Manager, AIMCO, or their respective affiliates), and, to the extent transferable and at no cost to Seller, all telephone numbers and website addresses (url) associated with the Property, all computers at the Property used exclusively for the Property, and all data (tangible or computer logged) for the Property held by the Property Manager in connection with management of the Property.

(tt)               “Mortgage” means that certain Mortgage dated December 17, 2003 in favor of Lender that encumbers the Property and secures the Note, as amended from time to time.

(uu)            “New Exception” shall have the meaning set forth in Section 4.6.

(vv)            “New Exception Review Period” shall have the meaning set forth in Section 4.6.

(ww)        “Note” means that certain Promissory Note dated December 17, 2003 in the original principal amount of $21,000,000.00 made by Seller in favor of Lender, as amended from time to time.

(xx)            “Objection Deadline” shall have the meaning set forth in Section 4.3.

(yy)            “Objection Notice” shall have the meaning set forth in Section 4.3.

(zz)             “Objections” shall have the meaning set forth in Section 4.3.

(aaa)         “Operating Expenses” shall have the meaning set forth in Section 6.4.2.

(bbb)       “Operating Statements” shall have the meaning set forth on Exhibit I.

(ccc)         “Permits” means, with respect to each Property, all licenses and permits granted by any governmental authority having jurisdiction over such Property and required in order to own and operate such Property.

(ddd)       “Permitted Exceptions” shall have the meaning set forth in Section 4.4.

(eee)         “Prohibited Person” means any of the following:  (a) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (the “Executive Order”); (b) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (c) a person or entity that is named as a “specially designated national” or “blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) at its official website, http://www.treas.gov/offices/enforcement/ofac; (d) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or (e) a person or entity that is affiliated with any person or entity identified in clause (a), (b), (c) and/or (d) above.

(fff)             “Property” means (a) the Land and Improvements and all rights of Seller, if any, in and to all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to the Land and Improvements, (b) the right, if any and only to the extent transferable, of Seller in the Property Contracts (other than Terminated Contracts), Leases, Permits (other than Excluded Permits), Tenant Deposits and the Fixtures and Tangible Personal Property related to the Land and Improvements, and (c) the Miscellaneous Property Assets owned by Seller which are located on the Land and Improvements and used in its operation.

(ggg)         “Property Contracts” means all contracts, agreements, equipment leases, purchase orders, maintenance, service, or utility contracts and similar contracts, excluding Leases, which relate to the ownership, maintenance, construction or repair and/or operation of the Property, but only to the extent assignable by their terms or applicable law (including any contracts that are assignable with the consent of the applicable vendor), and not including (a) any national contracts entered into by Seller, Property Manager, or AIMCO with respect to the Property (i) which terminate automatically upon transfer of the Property by Seller, or (ii) which Seller, in Seller’s sole discretion, elects to terminate with respect to the Property in accordance with Section 3.6, effective as of the Closing Date, or (b) any property management contract for the Property.

(hhh)         “Property Contracts List” shall have the meaning set forth in Section 3.5.4.

(iii)               “Property Contracts Notice” shall have the meaning set forth in Section 3.6.

(jjj)             “Property Manager” means the current property manager of the Property.

(kkk)       “Proration Schedule” shall have the meaning set forth in Section 6.4.1.

(lll)               “Purchase Price” shall have the meaning set forth in Section 2.2.

(mmm)   “Purchaser’s Designated Entity” shall have the meaning set forth in Section 14.3.

(nnn)         “Purchaser’s Indemnified Parties” shall have the meaning set forth in Section 3.6.

(ooo)       “Records Disposal Notice” shall have the meaning set forth in Section 6.5.12.

(ppp)       “Records Hold Period” shall have the meaning set forth in Section 6.4.10.

(qqq)       “Regional Property Manager” means Chad Paavola.

(rrr)            “Rent Roll” shall have the meaning set forth in Section 3.5.3.

(sss)          “Required Assignment Consent” shall have the meaning set forth in Section 3.6.

(ttt)             “Response Deadline” shall have the meaning set forth in Section 4.3.

(uuu)         “Response Notice” shall have the meaning set forth in Section 4.3.

(vvv)         “Seller’s Indemnified Parties” shall have the meaning set forth in Section 3.4.1.

(www)   “Seller Information Schedule” means Schedule 1.

(xxx)         “Seller’s Property-Related Files and Records” shall have the meaning set forth in Section 6.4.10.

(yyy)         “Seller’s Representations” shall have the meaning set forth in Section 7.1.

(zzz)          “Survey” shall have the meaning set forth in Section 4.2.

(aaaa)     “Survival Period” shall have the meaning set forth in Section 7.3.

(bbbb)   “Survival Provisions” shall have the meaning set forth in Section 14.28.

(cccc)     “Tenant” means any person or entity entitled to occupy any portion of the Property under a Lease.

(dddd)   “Tenant Deposits” means all security deposits, prepaid rentals, cleaning fees, and other refundable deposits and fees collected from Tenants, plus any interest accrued thereon, paid by Tenants to Seller pursuant to the Leases.  Tenant Deposits shall not include any non-refundable deposits or fees paid by Tenants to Seller, either pursuant to the Leases or otherwise.

(eeee)     “Tenant Notice” shall have the meaning set forth in Section 6.2(e).

(ffff)               “Tenant Security Deposit Balance” shall have the meaning set forth in Section 6.4.6(b).

(gggg)         “Tenant Unit” means each apartment in the Property which is leased by Seller to Tenants in the ordinary course of Seller’s business.

(hhhh)         “Terminated Contracts” shall have the meaning set forth in Section 3.6.

(iiii)                     “Third-Party Costs” shall have the meaning set forth in Section 6.5.13(b)(i).

(jjjj)                   “Third-Party Reports” means any reports, studies or other information prepared or compiled for Purchaser by any Consultant or other third-party in connection with Purchaser’s investigation of the Property.

(kkkk)           “Title Commitment” shall have the meaning ascribed thereto in Section 4.1.

(llll)                     “Title Documents” shall have the meaning set forth in Section 4.1.

(mmmm)     “Title Insurer” means First American Title Insurance Company of New York.

(nnnn)             “Title Policy” shall have the meaning set forth in Section 4.1.

(oooo)           “Uncollected Rents” shall have the meaning set forth in Section 6.5.6(a).

(pppp)   “Utility Costs” shall have the meaning set forth in Section 6.4.6(c).

ARTICLE 2
PURCHASE AND SALE, PURCHASE PRICE & DEPOSIT

2.1       Purchase and Sale.

  Seller agrees to sell and convey the Property to Purchaser and Purchaser agrees to purchase such Property from Seller, all in accordance with the terms and conditions set forth in this Agreement.

2.2.            Purchase Price and Deposit.

  The total purchase price (the “Purchase Price”) for the Property shall be $26,500,000.00, which shall be paid by Purchaser.  The Purchase Price shall be paid as follows:

          2.2.1.      Within 2 Business Days following the Effective Date, Purchaser shall deliver to Stewart Title Guaranty Company, c/o Wendy Howell, National Commercial Closing Specialist, 1980 Post Oak Boulevard, Suite 610, Houston, TX 77056, 800-729-1906 (“Escrow Agent” or “Title Insurer”) an initial deposit (the “Initial Deposit”) of $265,000.00 by wire transfer of immediately available funds (“Good Funds”).

          2.2.2.      On or before the day that the Feasibility Period expires, Purchaser shall deliver to Escrow Agent an additional deposit (the “Additional Deposit”) of $2,735,000.00 by wire transfer of Good Funds.

          2.2.3.      The balance of the Purchase Price for the Property (less the outstanding balance of the Loan to be assumed pursuant to Article 5) shall be paid to and received by Escrow Agent by wire transfer of Good Funds no later than 10:00 a.m. on the Closing Date.

2.3.            Escrow Provisions Regarding Deposit.

          2.3.1.      Escrow Agent shall hold the Deposit and make delivery of the Deposit to the party entitled thereto under the terms of this Agreement.  Escrow Agent shall invest the Deposit in such short-term, high-grade securities, interest-bearing bank accounts, money market funds or accounts, bank certificates of deposit or bank repurchase contracts as Escrow Agent, in its discretion, deems suitable, and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit pursuant to this Agreement.

          2.3.2.      Escrow Agent shall hold the Deposit until the earlier occurrence of (i) the Closing Date, at which time the Deposit shall be applied against the Purchase Price, or released to Seller pursuant to Section 11.1, or (ii) the date on which Escrow Agent shall be authorized to disburse the Deposit as set forth in Section 2.3.3.  The tax identification numbers of the parties shall be furnished to Escrow Agent upon request.

          2.3.3.      If prior to the Closing Date either party makes a written demand upon Escrow Agent for payment of the Deposit, Escrow Agent shall give written notice to the other party of such demand.  If Escrow Agent does not receive a written objection from the other party to the proposed payment within 5 Business Days after the giving of such notice, Escrow Agent is hereby authorized to make such payment.  If Escrow Agent does receive such written objection within such 5-Business Day period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to this Agreement or a final judgment or arbitrator’s decision.  However, Escrow Agent shall have the right at any time to deliver the Deposit and interest thereon, if any, with a court of competent jurisdiction in the state in which the Property is located.  Escrow Agent shall give written notice of such deposit to Seller and Purchaser.  Upon such deposit, Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.  Any return of the Deposit to Purchaser provided for in this Agreement shall be subject to Purchaser’s obligations set forth in Section 3.5.2.

          2.3.4.      The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, and that Escrow Agent shall not be deemed to be the agent of either of the parties for any act or omission on its part unless taken or suffered in bad faith in willful disregard of this Agreement or involving gross negligence.  Seller and Purchaser jointly and severally shall indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorney’s fees, incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of the Escrow Agent.

          2.3.5.      The parties shall deliver to Escrow Agent an executed copy of this Agreement.  Escrow Agent shall execute the signature page for Escrow Agent attached hereto which shall confirm Escrow Agent’s agreement to comply with the terms of Seller’s closing instruction letter delivered at Closing and the provisions of this Section 2.3.

          2.3.6.      Escrow Agent, as the person responsible for closing the transaction within the meaning of Section 6045(e)(2)(A) of the Code, shall file all necessary information, reports, returns, and statements regarding the transaction required by the Code including, but not limited to, the tax reports required pursuant to Section 6045 of the Code.  Further, Escrow Agent agrees to indemnify and hold Purchaser, Seller, and its respective attorneys and brokers harmless from and against any Losses resulting from Escrow Agent’s failure to file the reports Escrow Agent is required to file pursuant to this section.  The provisions of this Section 2.3.6 shall survive the termination of this Agreement.

ARTICLE 3
INSPECTIONS

3.1       Inspections.

  Subject to the terms of Sections 3.3 and 3.4 and the right of Tenants under the Leases, from the Effective Date of this Agreement to and including July 16, 2010 (the “Feasibility Period”), Purchaser, and its agents, contractors, engineers, surveyors, attorneys, and employees (collectively, “Consultants”) shall have the right from time to time to enter onto the Property:

(a)                To conduct and make any and all customary studies, examinations, inquiries, and inspections, or investigations (collectively, the “Inspections”) of or concerning the Property which shall include the right to conduct non-invasive, non-destructive testing of the Property, including a Phase I Environmental Report (but not a Phase II Environmental Report), subject to Section 3.3;

(b)               To conduct such other testing and examinations as may be reasonably necessary subject to the permission of Seller pursuant to Section 3.4.2;

(c)                To confirm any and all matters which Purchaser may reasonably desire to confirm with respect to each of the Property;

(d)               To interview employees of the Property Manager and personnel of the Property (provided that (i) Purchaser gives Seller written notice of such intention at least forty-eight (48) hours prior to any such interview, and (ii) Seller shall have the right to have a representative present at any such interview);

(e)                To ascertain and confirm the suitability of each of the Property for Purchaser’s intended use thereof; and

(f)                 To review the Materials at Purchaser’s sole cost and expense.

3.2       Expiration of Feasibility Period.

  If any of the matters in Section 3.1 or any other title or survey matters are unsatisfactory to Purchaser for any reason, or for no reason whatsoever, in Purchaser’s sole and absolute discretion, then Purchaser shall have the right to terminate this Agreement by giving written notice to that effect to Seller and Escrow Agent no later than 5:00 p.m. on or before the date of expiration of the Feasibility Period.  If Purchaser provides such notice, this Agreement shall terminate and be of no further force and effect subject to and except for the Survival Provisions, and Escrow Agent shall return the Initial Deposit to Purchaser.  If Purchaser fails to provide Seller with written notice of termination prior to the expiration of the Feasibility Period, Purchaser’s right to terminate under this Section 3.2 shall be permanently waived and this Agreement shall remain in full force and effect, the Deposit shall be non-refundable, and Purchaser’s obligation to purchase the Property shall be conditional only as provided in Section 9.1.

3.3            Conduct of Investigation.

  Purchaser shall not permit any mechanic’s or materialmen’s liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any Inspections conducted by or for Purchaser.  Prior to conducting any Inspections, Purchaser shall give Seller not less than forty-eight (48) hours’ prior written notice (except for the inspection of any units occupied by Tenants, for which seventy-two (72) hours of notice is required).  Seller shall have the right to have a representative present during all Inspections conducted at the Property, and, in the case of testing or inspection of any Tenant Units, Seller may require that Purchaser or Purchaser’s agents be accompanied by a representative of Seller at all times during Purchaser’s entry onto the Property.  Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons.  All information made available by Seller to Purchaser in accordance with this Agreement or obtained by Purchaser in the course of its Inspections shall be treated as confidential information by Purchaser, and, prior to the purchase of the Property by Purchaser, Purchaser shall use its best efforts to prevent its Consultants from divulging such information to any unrelated third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Agreement.

3.4.            Purchaser Indemnification.

                       3.4.1.      In General.

  Purchaser shall indemnify, hold harmless and, if requested by Seller (in Seller’s sole discretion), defend (with counsel approved by Seller) Seller, together with Seller’s affiliates, parent and subsidiary entities, successors, assigns, partners, managers, members, employees, officers, directors, trustees, shareholders, counsel, representatives, agents, Property Manager, Regional Property Manager, and AIMCO (collectively, including Seller, “Seller’s Indemnified Parties”), from and against any and all damages, mechanic’s liens, liabilities, penalties, interest, losses, demands, actions, causes of action, claims, costs and expenses (including reasonable attorneys’ fees, including the cost of appeals) (collectively, “Losses”) arising from or related to Purchaser’s or its Consultants’ entry onto the Property, and any Inspections or other matters performed by Purchaser with respect to the Property after the Effective Date.

3.4.2.      Purchaser’s Conduct / Seller’s Right to Approve.

  Notwithstanding anything in this Agreement to the contrary, Purchaser shall not be permitted to perform any invasive tests on the Property without Seller's prior written consent, which consent may be withheld in Seller's sole discretion.  Seller shall have the right, without limitation, to disapprove any and all entries, surveys, tests (including, without limitation, a Phase II environmental study of the Property), investigations and other matters that, in the reasonable judgment of Seller, could result in any injury to the Property or breach of any contract, or expose Seller to any Losses or violation of applicable law, or otherwise adversely affect such Property or Seller’s interest therein.  Purchaser shall use best efforts to minimize disruption to Tenants in connection with Purchaser’s or its Consultants’ activities pursuant to this Section.  No consent by Seller to any such activity shall be deemed to constitute a waiver by Seller or assumption of liability or risk by Seller.  Purchaser hereby agrees to restore, at Purchaser’s sole cost and expense, each Property to substantially the same condition existing immediately prior to Purchaser’s exercise of its rights pursuant to this ARTICLE III.  Purchaser shall maintain and cause its third party consultants to maintain (a) casualty insurance and commercial general liability insurance with coverages of not less than $1,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person and $500,000.00 with respect to property damage, and (b) worker’s compensation insurance for all of their respective employees in accordance with the law of the state(s) in which the Property is located.  Purchaser shall have delivered proof of the insurance coverage required pursuant to this Section 3.4.2 to Seller (in the form of a certificate of insurance) prior to entry on the Property.

3.4.3.      Survival.

  The provisions of this Section 3.4 shall survive the termination of this Agreement.

3.5       Property Materials.

          3.5.1.      Prior to the Effective Date, and to the extent the same exist and are in Seller’s possession or reasonable control (subject to Section 3.5.2), Seller has made the documents set forth on Exhibit I (together with any other documents or information provided by Seller or its agents to Purchaser with respect to the Property, the “Materials”) available at the Property for review and copying by Purchaser at Purchaser’s sole cost and expense.  In the alternative, at Seller’s option and within the foregoing time period, Seller may deliver some or all of the Materials to Purchaser, or make the same available to Purchaser on a secure web site (Purchaser agrees that any item to be delivered by Seller under this Agreement shall be deemed delivered to the extent available to Purchaser on such secured web site).  To the extent that Purchaser determines that any of the Materials have not been made available or delivered to Purchaser pursuant to this Section 3.5.1, Purchaser shall notify Seller and Seller shall use commercially reasonable efforts to deliver the same to Purchaser within 5 Business Days after such notification is received by Seller; provided, however, that under no circumstances will the Feasibility Period be extended and Purchaser’s sole remedy will be to terminate this Agreement pursuant to Section 3.2.

          3.5.2.      In providing the Materials to Purchaser, other than Seller’s Representations set forth in Section 7.1, Seller makes no representation or warranty, express, written, oral, statutory, or implied, and all such representations and warranties are hereby expressly excluded and disclaimed.  All Materials are provided for informational purposes only and, together with all Third-Party Reports, shall be returned by Purchaser to Seller (or the destruction thereof shall be certified in writing by Purchaser to Seller) as a condition to return of the Deposit to Purchaser if this Agreement is terminated for any reason.  Recognizing that the Materials delivered or made available by Seller pursuant to this Agreement may not be complete or constitute all of such documents which are in Seller’s possession or control, but are those that are readily and reasonably available to Seller, except as expressly set forth in Section 7.1, Purchaser shall not in any way be entitled to rely upon the completeness or accuracy of the Materials and will instead in all instances rely exclusively on its own Inspections and Consultants with respect to all matters which it deems relevant to its decision to acquire, own and operate the Property.

          3.5.3.      In addition to the items set forth on Schedule 3.5, prior to the Effective Date, Seller has delivered to Purchaser (or otherwise made available to Purchaser as provided under Section 3.5.1) the most recent rent roll for the Property, which rent roll is that which Seller uses in the ordinary course of operating the Property (the “Rent Roll”).  Seller makes no representations or warranties regarding the Rent Roll other than the express representation set forth in Section 7.1.6.

          3.5.4.      In addition to the items set forth on Exhibit I, prior to the Effective Date, Seller delivered to Purchaser (or otherwise made available to Purchaser as provided under Section 3.5.1) a list of all current Property Contracts (the “Property Contracts List”).  Seller makes no representations or warranties regarding the Property Contracts List other than the express representations set forth in Section 7.1.7.

3.6.            Property Contracts.

  On or before the expiration of the Feasibility Period, Purchaser may deliver written notice to Seller (the “Property Contracts Notice”), specifying any Property Contracts of Seller which Purchaser desires to terminate (the “Terminated Contracts”).  After delivery of the Property Contracts Notices to Seller, (a) Seller shall mail notices of termination for such Terminated Contracts on or before four (4) Business Days after the expiration of the Feasibility Period and the effective date of each such termination shall be not later than the Closing Date or such later date as is required by the express terms of the applicable Terminated Contract (and, to the extent that the effective date of termination of any Terminated Contract is after the Closing Date, Purchaser shall be deemed to have assumed all of Seller’s obligations under such Terminated Contract accruing after the Closing Date), (b) if any such Property Contract cannot by its terms be terminated, it shall be assumed by Purchaser as of the Closing Date and not be a Terminated Contract, and (c) to the extent that any such Terminated Contract requires payment of a penalty or premium for cancellation, Purchaser shall be solely responsible for the payment of any such cancellation fees or penalties.  There shall be no Terminated Contracts other than those stated in the Property Contracts Notice and Purchaser shall assume the obligations under all Property Contracts not listed in the Property Contracts Notice accruing after the Closing.  To the extent that any Property Contract to be assumed by Purchaser (including any Property Contract that, because of advance notice requirements, will be temporarily assumed by Purchaser pending the effective date of termination after the Closing Date) is assignable but requires the applicable vendor to consent to the assignment or assumption of the Property Contract by Seller to Purchaser, then, prior to the Closing Date, Seller shall be solely responsible for obtaining from each applicable vendor a consent (each a “Required Assignment Consent”) to the assignment of the Property Contract by Seller to Purchaser (and the assumption by Purchaser of all obligations under such Property Contract).  Seller shall indemnify, hold harmless and, if requested by Purchaser (in Purchaser’s sole discretion), defend (with counsel approved by such Purchaser) Purchaser together with Purchaser’s affiliates, parent and subsidiary entities, successors, assigns, partners, managers, members, employees, officers, directors, trustees, shareholders, counsel, representatives, and agents (collectively, including Purchaser, “Purchaser’s Indemnified Parties”), from and against any and all Losses arising from or related to Seller’s failure to obtain any Required Assignment Consent.  The provisions of this Section 3.6 shall survive the Closing.

ARTICLE 4
TITLE AND SURVEY

4.1.            Title Documents.

  Within 1 day after the Effective Date, Seller shall cause the Title Company to deliver to Purchaser a standard form commitment or preliminary title report (“Title Commitment”) to provide an American Land Title Association owner’s title insurance policy for the Property, using the current policy jacket customarily provided by the Title Insurer, in an amount equal to the Purchase Price (the “Title Policy”), together with copies of all instruments identified as exceptions therein (together with the Title Commitment, referred to herein as the “Title Documents”).  Purchaser and Seller shall split evenly the cost of the basic premium charged by the Title Company for the Title Policy.  Purchaser shall be solely responsible for payment of all costs relating to any endorsements required by Purchaser with respect to the Title Policy.

4.2.            Survey.

  Subject to Section 3.5.2, prior to the Effective Date, Seller delivered to Purchaser or made available an existing survey of the Property (the “Existing Survey”).  Purchaser may, at its sole cost and expense, order a new or updated survey of the Property either before or after the Effective Date (an “Updated Survey;” and together with the Existing Survey, is referred to herein as the “Survey”).

4.3.            Objection and Response Process.

  On or before the date which is 3 Business Days before the expiration of the Feasibility Period (the “Objection Deadline”), Purchaser shall give written notice (the “Objection Notice”) to the attorneys for Seller of any matter set forth in the Title Documents and the Survey to which Purchaser objects (the “Objections”).  If Purchaser fails to tender an Objection Notice on or before the Objection Deadline, Purchaser shall be deemed to have approved and irrevocably waived any objections to any matters covered by the Title Documents and the Survey.  On or before 1 Business Day before the expiration of the Feasibility Period (the “Response Deadline”), Seller may, in Seller’s sole discretion, give Purchaser notice (the “Response Notice”) of those Objections which Seller is willing to cure, if any.  Seller shall be entitled to reasonable adjournments of the Closing Date to cure the Objections.  If Seller fails to deliver a Response Notice by the Response Deadline, Seller shall be deemed to have elected not to cure or otherwise resolve any matter set forth in the Objection Notice.  If Purchaser is dissatisfied with the Response Notice or the lack of Response Notice, Purchaser may, as its exclusive remedy, exercise its right to terminate this Agreement prior to the expiration of the Feasibility Period in accordance with the provisions of Section 3.2.  If Purchaser fails to timely exercise such right, Purchaser shall be deemed to accept the Title Documents and Survey with resolution, if any, of the Objections set forth in the Response Notice (or if no Response Notice is tendered, without any resolution of the Objections) and without any reduction or abatement of the Purchase Price.

4.4.            Permitted Exceptions.

  The Deed delivered pursuant to this Agreement shall be subject to the following, all of which shall be deemed “Permitted Exceptions”:

(a)                All matters shown in the Title Documents and the Survey, other than (a) those Objections, if any, which Seller has agreed to cure pursuant to the Response Notice under Section 4.3, (b) mechanics’ liens and taxes due and payable with respect to the period preceding Closing, (c) the standard exception regarding the rights of parties in possession, which shall be limited to those parties in possession pursuant to the Leases, (d) the standard exception pertaining to taxes, which shall be limited to taxes and assessments payable in the year in which the Closing occurs and subsequent taxes and assessments, and (e) any liens for money owed up to an amount equal to $250,000.00;

(b)               All Leases;

(c)                Applicable zoning and governmental regulations and ordinances;

(d)               The terms and conditions of this Agreement; and

(e)                Any defects caused by Purchaser.

4.5.      .

4.6.            Subsequently Disclosed Exceptions.

  If at any time after the expiration of the Feasibility Period, any update to the Title Commitment or the Updated Survey discloses any additional item that materially adversely affects title to the Property which was not disclosed on any version of or update to the Title Commitment delivered to Purchaser during the Feasibility Period or the Existing Survey (the “New Exception”), Purchaser shall have a period of 5 days from the date of its receipt of such update (the “New Exception Review Period”) to review and notify Seller in writing of Purchaser’s approval or disapproval of the New Exception.  If Purchaser disapproves of the New Exception, Seller may, in Seller’s sole discretion, notify Purchaser as to whether it is willing to cure the New Exception.  If Seller elects to cure the New Exception, Seller shall be entitled to reasonable adjournments of the Closing Date to cure the New Exception.  If Seller fails to deliver a notice to Purchaser within 3 days after the expiration of the New Exception Review Period, Seller shall be deemed to have elected not to cure the New Exception.  If Purchaser is dissatisfied with Seller’s response, or lack thereof, Purchaser may, as its exclusive remedy elect either:  (i) to terminate this Agreement, in which event the Deposit shall be promptly returned to Purchaser or (ii) to waive the New Exception and proceed with the transactions contemplated by this Agreement, in which event Purchaser shall be deemed to have approved the New Exception.  If Purchaser fails to notify Seller of its election to terminate this Agreement in accordance with the foregoing sentence within 6 days after the expiration of the New Exception Review Period, Purchaser shall be deemed to have elected to approve and irrevocably waive any objections to the New Exception.

4.7.            Purchaser Financing.

  Subject to the provisions of Article 5, Purchaser assumes full responsibility to obtain the funds required for settlement, and Purchaser’s acquisition of such funds shall not be a contingency to the Closing.

ARTICLE 5
ASSUMED ENCUMBRANCES

5.1.            In General.

  Purchaser recognizes and agrees that the Property is presently encumbered by the Mortgage and certain other security and related documents (collectively, the “Assumed Encumbrances”) in connection with a loan made to Seller by Lender.  The Assumed Loan is evidenced by a Note executed by Seller, as borrower, and payable to the order of Lender.  The Assumed Encumbrances, together with the underlying Note and any other documents executed by Seller are collectively referred to herein as, the “Assumed Loan Documents”.  Seller shall, in addition to the other Materials provided to Purchaser hereunder, make available to Purchaser true and complete copies of all Assumed Loan Documents which are in Seller’s possession.

5.2.            Purchaser’s Obligation to Assume.

  Purchaser agrees that, at the Closing, Purchaser (by and through its assignees) shall assume the obligations of Seller under each of the Assumed Loan Documents (and Seller shall be released from the terms thereof) first arising after the Closing Date and accept title to the Property subject to the Assumed Encumbrances. The foregoing is referred to herein as the “Loan Assumption”.

5.3.            Loan Assumption Application.

  Purchaser acknowledges that to assume the Assumed Loan, Purchaser will be required to submit a complete assumption application to Lender in order to obtain the approval of Lender to the assumption of the Assumed Loan by Purchaser and release of Seller thereunder. Seller shall contact Lender to request an application and/or checklist of materials needed from Lender for Purchaser’s assumption of the Assumed Loan (the “Assumption Application”).  Purchaser, at its sole cost and expense and within 10 Business Day after receipt of the Assumption Application, shall make a good faith, commercially reasonable effort to substantially satisfy the requirements set forth in each Assumption Application, including submission of the Assumption Application and all documents and information required in connection therewith, and any fees associated therewith (collectively a “Loan Assumption Packet”).  Purchaser shall advise Seller of its submission of the Loan Assumption Packet to Lender.  Purchaser acknowledges and agrees that Purchaser is solely responsible for the preparation and submittal of each Loan Assumption Packet, including the collection of all materials, documents, certificates, financials, signatures, and other items required to be submitted to Lender in connection with the Loan Assumption Packet; provided, however, that Seller agrees to reasonably cooperate with Purchaser, at no cost or expense to such Seller, with materials, information, or assistance needed by Purchaser for the Loan Assumption Application, and to promptly advise Purchaser of any material communication received by Seller from Lender.

5.4.            Additional Requirements of Purchaser.

  In addition to the submission of a Loan Assumption Packet, Purchaser shall:

(a)                Use good faith and commercially reasonable efforts to provide to Lender, within a reasonable period of time, any additional documents and/or information required by the Assumed Loan Documents, and such other information or documentation as Lender reasonably may request, including, without limitation, financial statements, income tax returns and other financial information for Purchaser and any required guarantor;

(b)               Take all reasonable steps to comply with the assumption guidelines of Lender in connection with the Loan Assumption.  Purchaser shall be responsible, at its sole cost and expense, for making good faith, commercially reasonable efforts to correct and re-submit any reasonable deficiencies noted by Lender in connection with the Loan Assumption Application.  Seller agrees that it will reasonably cooperate with Purchaser and Lender, at no cost or expense to Seller, in connection with Purchaser’s application for approval of the Loan Assumption;

(c)                Pay all assumption fees imposed or charged by Lender in connection with the Assumed Loan, including, without limitation, the reasonable attorneys’ fees of Lender (such fees and expenses collectively being referred to as the “Assumption Lender Fees”).

5.5.            Replacement of Reserves.

  At Closing, Seller shall assign to Purchaser all of its right, title and interest in all reserves, impounds and other accounts required to be maintained in connection with the Assumed Loan.  To the extent that Lender permits, in lieu of distributing the current reserves to Seller and having Purchaser re-fund such amounts, Seller shall receive a credit against the Purchase Price at Closing equal to the amount of any reserves, impounds and other accounts held by Lender and associated with the Assumed Loan in question, and all such reserves, impounds, and other accounts shall be assigned to Purchaser.

5.6.            Time to Obtain Lender Approval.

  Notwithstanding anything to the contrary in this ARTICLE 5, Purchaser shall have a period of 45 days from the Effective Date (the “Loan Assumption Deadline”) to obtain Lender’s approval of the assumption by Purchaser of the Assumed Loan, upon terms and conditions substantially similar to those currently in the Assumed Loan Documents and/or otherwise reasonably acceptable to Purchaser, in Purchaser’s sole discretion, and that contains a complete release of Seller from the obligations thereunder (a “Loan Assumption Approval”); provided, however, that Purchaser shall use good faith, commercially reasonable efforts to obtain the Loan Assumption Approval as soon as possible.

5.7.            Failure to Obtain Assumption Approval.

  If Purchaser does not obtain the Loan Assumption Approval on or before the Loan Assumption Deadline, then Purchaser may either (a) extend the Loan Assumption Deadline for a period of up to thirty (30) additional days (and the Closing Date shall be extended as provided in Section 6.1) or (b) terminate this Agreement, in either event by giving written notice to that effect to Seller and Escrow Agent no later than 5:00 p.m. on or before the date of expiration of the Loan Assumption Deadline and, in the case of an extension as provided in (a) above, Purchaser shall simultaneously deliver to Escrow Agent the amount of $100,000.00, which amount when received by Escrow Agent shall be added to the Deposit hereunder, shall be non-refundable (except as otherwise expressly provided herein with respect to the Deposit), and shall be held, credited and disbursed in the same manner as provided hereunder with respect to the Deposit.  In the event Purchaser elects to terminate this Agreement as provided in (b) above, this Agreement shall automatically terminate and be of no further force and effect subject to and except for the Survival Provisions, and Escrow Agent shall return the Deposit to Purchaser.  In the event Purchaser elects to extend the Loan Assumption Deadline as provided in (a) above, and at the expiration of such extended Loan Assumption Deadline the Loan Assumption Approval still has not been obtained despite Purchaser having used best efforts to obtain such approval, then Purchaser shall have the option to terminate this Agreement no later than 5:00 p.m. on or before the date of expiration of the Loan Assumption Deadline, as extended, in which case this Agreement shall automatically terminate and be of no further force and effect subject to and except for the Survival Provisions, and Escrow Agent shall return the Deposit to Purchaser.  If Purchaser fails to send written notice of termination to Seller and Escrow Agent prior to the expiration of the Loan Assumption Deadline (as the same may be extended as set forth herein), Purchaser’s right to terminate under this Section 5.7 shall be permanently waived, Purchaser shall be deemed to have either waived any contingency relating to obtaining Lender’s approval to the Loan Assumption and this Agreement shall remain in full force and effect, the Deposit shall be non-refundable, except for Seller’s default, and Purchaser’s obligation to purchase the Property shall be conditional only as provided in Section 9.1.

5.8.            Documentation of Assumption.

  Upon receipt of Loan Assumption Approval, Seller and Purchaser shall work, in good faith, with Lender to negotiate and execute by the Closing Date a loan assumption agreement (the “Loan Assumption Agreement”) and any other documents which are necessary or reasonably required in order for Seller to assign to Purchaser, and for Purchaser to assume, all of Seller’s liability and obligations under the Assumed Loan Documents first arising after the Closing and to release Seller, its guarantors and other obligated parties from all obligations first arising after the Closing (collectively with the Loan Assumption Agreement, the “Assignment and Assumption Documents”).

ARTICLE 6
CLOSING PROVISIONS

6.1.            Closing Date.

  The Closing shall occur on the 15th day following the sooner to occur of (a) Lender’s written approval of the Loan Assumption, as the same may be extended as set forth in Section 5.7, or (b) expiration of the Loan Assumption Deadline (the “Closing Date”), through an escrow with Escrow Agent, whereby Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.  Seller shall have the right to extend the Closing Date for a period of up to 30 days, if necessary to satisfy the condition set forth in Section 9.2(d), by delivering written notice thereof to Purchaser prior to the scheduled Closing Date.

6.2.            Seller Closing Deliveries.

  No later than one (1) Business Day prior to the Closing Date, Seller shall deliver to Escrow Agent, each of the following items:

(a)                A Limited Warranty Deed (the “Deed”) in the form attached as Exhibit B, subject to the Permitted Exceptions.

(b)               A Bill of Sale in the form attached as Exhibit C.

(c)                A General Assignment in the form attached as Exhibit D (the “General Assignment”).

(d)               An Assignment of Leases and Security Deposits in the form attached as Exhibit E (the “Leases Assignment”).

(e)                A letter in the form attached hereto as Exhibit G prepared by Purchaser and executed by Seller, notifying each of the Tenants at the Property of the transfer of the Property to Purchaser (the “Tenant Notice”).

(f)                 The Assignment and Assumption Documents, as applicable.

(g)                A closing statement executed by Seller.

(h)                A title affidavit or at Seller’s option an indemnity, as applicable, in the customary form reasonably acceptable to Seller to enable Title Insurer to delete the standard exceptions to the title insurance policy set forth in this Agreement (other than matters constituting any Permitted Exceptions and matters which are to be completed or performed post-Closing) to be issued pursuant to the Title Commitment; provided that such affidavit does not subject Seller to any greater liability, or impose any additional obligations, other than as set forth in this Agreement.

(i)                  A certificate duly executed by Seller stating that Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act; provided, however, that if Seller is a disregarded entity for federal income tax purposes, the certificate shall be furnished by the person recognized as the taxpayer for federal income tax purposes.

(j)                 Resolutions, certificates of good standing, and such other organizational documents as Title Insurer shall reasonably require evidencing Seller’s authority to consummate this transaction.

(k)               An updated Rent Roll effective as of a date no more than three (3) Business Days prior to the Closing Date; provided, however, that the content of such updated Rent Roll shall in no event expand or modify the conditions to Purchaser’s obligation to close as specified under Section 9.1.

6.3.            Purchaser Closing Deliveries.

  No later than one (1) Business Day prior to the Closing Date (except for the balance of the Purchase Price which is to be delivered at the time specified in Section 2.2.3), Purchaser shall deliver to the Escrow Agent (for disbursement to Seller upon the Closing) the following items with respect to each Property being conveyed at such Closing:

(a)                The full Purchase Price (with credit for the Deposit and the outstanding balance of the Loan to be assumed pursuant to Article 5), plus or minus the adjustments or prorations required by this Agreement.

(b)               A title affidavit (or at Purchaser’s option an indemnity) pertaining to Purchaser’s activity on the Property prior to Closing, in the customary form reasonably acceptable to Purchaser, to enable Title Insurer to delete the standard exceptions to the title insurance policy set forth in this Agreement (other than matters constituting any Permitted Exceptions and matters which are to be completed or performed post-Closing) to be issued pursuant to the Title Commitment; provided that such affidavit does not subject Purchaser to any greater liability, or impose any additional obligations, other than as set forth in this Agreement.

(c)                The Assignment and Assumption Documents or counterparts thereto, as applicable.

(d)               Any declaration or other statement which may be required to be submitted to the local assessor or recorder with respect to the terms of the sale of the Property.

(e)                A closing statement executed by Purchaser.

(f)                 A counterpart of the General Assignment, countersigned by Purchaser or Purchaser’s Designated Entity, as applicable.

(g)                A counterpart of the Leases Assignment, countersigned by Purchaser or Purchaser’s Designated Entity, as applicable.

(h)                A counterpart of the Tenant Notices, countersigned by Purchaser or Purchaser’s Designated Entity, as applicable, to be delivered to the Tenants by Purchaser promptly following Closing.

(i)                  Resolutions, certificates of good standing, and such other organizational documents as Title Insurer shall reasonably require evidencing Purchaser’s or Purchaser Designated Entities’, as applicable, authority to consummate this transaction.

6.4.            Closing Prorations and Adjustments.

6.4.1.      General.

  All normal and customarily proratable items, including, without limitation, collected rents, operating expenses, personal property taxes, other operating expenses and fees, shall be prorated as of the Closing Date, Seller being charged or credited, as appropriate, for all of the same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after the Closing Date, if assumed by Purchaser) and Purchaser being responsible for, and credited or charged, as the case may be, for all of the same attributable to the period on and after the Closing Date.  Seller shall prepare a proration schedule (the “Proration Schedule”) of the adjustments described in this Section 6.4 at least 2 Business Days prior to Closing.  Such adjustments shall be paid by Purchaser to Seller (if the prorations result in a net credit to Seller) or by Seller to Purchaser (if the prorations result in a net credit to Purchaser), by increasing or reducing the cash to be paid by Purchaser at Closing.

6.4.2.      Operating Expenses.

  All of the operating, maintenance, taxes (other than real estate taxes, such as rental taxes), and other expenses incurred in operating the Property that Seller customarily pays, and any other costs incurred in the ordinary course of business for the management and operation of the Property, shall be prorated on an accrual basis (collectively, the “Operating Expenses”).  Seller shall pay all such expenses that accrue prior to the Closing Date and Purchaser shall pay all such expenses that accrue from and after the Closing Date.

6.4.3.      Utilities.

  The final readings and final billings for utilities will be made if possible as of the Closing Date, in which case Seller shall be responsible for all such bills as of the Closing Date and no proration shall be made at the Closing with respect to utility bills.  Otherwise, a proration shall be made based upon the parties’ reasonable good faith estimate computed by utilizing the most recent reading and the most recent bill from the utility provider and a readjustment made within sixty (60) days after the Closing, if necessary.  Seller shall be entitled to the return of any deposit(s) posted by it with any utility company and Seller shall notify each utility company serving the Property to transfer its account to Purchaser (or terminate the account if requested by the utility company in question), effective as of noon on the Closing Date.

6.4.4.      Real Estate Taxes.

  Any real estate ad valorem or similar taxes, including personal property taxes, for the Property which are a lien for the year in which the Closing occurs, even if such taxes are not yet due and payable, or any installment of assessments payable in installments which installment is payable in the calendar year of Closing, shall be prorated to the Closing Date, based upon actual days involved.  The proration of real property taxes or installments of assessments shall be based upon the assessed valuation as stated in the current tax bill and the most current tax rate figures (assuming payment at the earliest time to allow for the maximum possible discount) for the year in which the Closing occurs to the extent the same are available; provided, however, that in the event that actual figures (whether for the assessed value of the Property, or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using one hundred seven and one-half percent (107.5%) of the last available valuation for the Property and calculated using the last figures available (assuming payment at the earliest time to allow for the maximum possible discount).  The proration of real property taxes or installments of assessments shall be final and not subject to re-adjustment after Closing.

6.4.5.      Property Contracts.

  Purchaser shall assume at Closing the obligations under the Property Contracts assumed by Purchaser; however, Operating Expenses shall be prorated under Section 6.4.2.

6.4.6.      Leases.

(a)                All collected rent (whether fixed monthly rentals, additional rentals, escalation rentals, or retroactive rentals), shall be prorated as of the Closing Date (prorated for any partial month).  Purchaser shall receive all collected rent and income attributable to dates from and after the Closing Date.  Seller shall receive all collected rent and income attributable to dates prior to the Closing Date.  Notwithstanding the foregoing, no prorations shall be made in relation to either (a) non-delinquent rents which have not been collected as of the Closing Date, or (b) delinquent rents existing, if any, as of the Closing Date (the foregoing (a) and (b) referred to herein as the “Uncollected Rents”).  In adjusting for Uncollected Rents, no adjustments shall be made in Seller’s favor for rents which have accrued and are unpaid as of the Closing Date, but Purchaser shall pay to Seller such accrued Uncollected Rents as and when collected by Purchaser.  Purchaser agrees to bill Tenants of the Property for all Uncollected Rents and to take reasonable actions to collect Uncollected Rents and shall turn over the same to Seller promptly after such collection.  After the Closing, Seller shall have no right to demand payment of and to collect Uncollected Rents (except to the extent Purchaser has collected such Uncollected Rents but has not paid the same to Seller).

(b)               On the Closing Date, Purchaser shall receive a credit against the Purchase Price in an amount equal to the received and unapplied balance of all cash (or cash equivalent) Tenant Deposits existing in Seller’s accounts as of the Closing Date, including, but not limited to, security, damage or other refundable deposits or required to be paid by any of the Tenants to secure their respective obligations under the Leases, together, in all cases, with any interest payable to the Tenants thereunder as may be required by their respective Tenant Lease or state law (the “Tenant Security Deposit Balance”).  Any cash (or cash equivalents) held by Seller which constitutes the Tenant Security Deposit Balance shall be retained by Seller in exchange for the foregoing credit against the Purchase Price and shall not be transferred by Seller pursuant to this Agreement (or any of the documents delivered at Closing), but the obligation with respect to the Tenant Security Deposit Balance nonetheless shall be assumed by Purchaser.  The Tenant Security Deposit Balance shall not include any non-refundable deposits or fees paid by Tenants to Seller, either pursuant to the Leases or otherwise.

(c)                With respect to utility charges and other operating cost pass-throughs (“Utility Costs”), which are passed through and payable by Tenants under the Tenant Leases for a Property, there shall be no prorations or credits at Closing.  Any and all payments for the aforementioned items received by Purchaser after the Closing shall be retained by Purchaser regardless of when they were billed (or should have been billed) by Seller.  Any and all payments for Utility Costs received by Seller prior to the Closing, even for a period applicable subsequent to the Closing Date, shall be retained by Seller.  Seller shall have the right to continue to bill Tenants for Utility Costs through the Closing Date, but only in the ordinary course of Seller’s business (provided that Seller shall be entitled to submit bills for Utility Costs to Tenants through the end of July, but at no time thereafter).  After the Closing Date, Seller’s right to collect such sums for Utility Costs (including those previously billed for but uncollected as of the Closing Date) shall cease, provided that Purchaser agrees to take reasonable actions to collect such Utility Costs sums and shall turn over the same to Seller promptly after such collection.  In addition, upon the termination of a Tenant’s tenancy at a Property, Purchaser agrees to bill such Tenant for any outstanding Utility Costs incurred but not paid during Seller’s ownership of the Property (regardless of whether billed to such Tenant by Seller prior to Closing), as such bill will be provided by Seller to Purchaser.  Purchaser shall have no obligation to pursue collection of such bill, however in the event either Purchaser or Seller collect on such bill, the amount so collected shall be shared equally between Purchaser and Seller.

6.4.7.      Insurance.

  No proration shall be made in relation to insurance premiums and insurance policies will not be assigned to Purchaser.

6.4.8.      Employees.

  All of Seller’s and Property Manager’s on-site employees shall have their employment at the Property terminated as of the Closing Date.

6.4.9.      Closing Costs.

(a)                Purchaser shall pay (i) any mortgage or similar taxes on new financing obtained by Purchaser; (ii) any sales taxes, use taxes, or similar charges; (iii) one-half (1/2) of the base cost of the Title Policy; (iv) any fees for endorsements required to be paid by Purchaser with respect to the Title Policy pursuant to Section 4.1; (v) one-half (1/2) of the customary closing costs of the Escrow Agent; and (vi) the fees of any counsel or consultant representing Purchaser in this transaction.

(b)               Seller shall pay (i) the cost of recording any instruments required to discharge any liens or encumbrances against Seller’s Property; (ii) one-half (1/2) of the customary closing costs of the Escrow Agent; (iii) the fees of any counsel or consultant representing Seller in this transaction; (iv) all late fees, penalties or subject to all other applicable provisions of this Agreement; (v) all transfer, sales, use, gross receipts or similar taxes charged in connection with the transfer of each Property; (vi) one-half (1/2) of the base cost of the Title Policy; and (vii) any other closing costs or charges customarily borne by a seller of commercial real estate in the state in which the Property is located which are not expressly provided to be paid by Purchaser in Section 6.4.9(a).

6.4.10.  Possession.

  Possession of the Property, subject to the Leases, those Property Contracts which are not identified as Terminated Contracts (subject to the limitations of Section 3.6), and the Permitted Exceptions, shall be delivered to Purchaser on the Closing Date upon release from escrow of all items to be delivered by Purchaser pursuant to Section 6.3, including, without limitation, the Purchase Price.  To the extent reasonably available to Seller, originals or copies of its Leases and Property Contracts, lease files, warranties, guaranties, operating manuals, keys to the property, and Seller’s books and records relating to the Property (other than proprietary information) (collectively, “Seller’s Property-Related Files and Records”) regarding the Property shall be made available to Purchaser at such Property after the Closing.  Purchaser agrees, for a period of not less than 3 years after the Closing (the “Records Hold Period”), to (a) provide and allow Seller reasonable access to Seller’s Property-Related Files and Records for purposes of inspection and copying thereof, and (b) reasonably maintain and preserve Seller’s Property-Related Files and Records.  If at any time after the Records Hold Period, Purchaser desires to dispose of any Seller’s Property-Related Files and Records, Purchaser must first provide Seller prior written notice (the “Records Disposal Notice”).  Seller shall have a period of thirty (30) days after receipt of the Records Disposal Notice to enter the Property (or such other location where such records are then stored) and remove or copy those of Seller’s Property-Related Files and Records that Seller desires to retain.  Purchaser agrees (i) to include the covenants of this Section 6.4.10 pertaining to Seller’s Property-Related Files and Records in any management contract for the Property (and to bind the manager thereunder to such covenants), and (ii) to bind any future purchaser of the Property to the covenants of this Section 6.4.10 pertaining to Seller’s Property-Related Files and Records.

6.4.11.  Survival.

  The provisions of this Section 6.4 shall survive the Closing and delivery of the Deed to Purchaser.

6.5.            Post Closing Adjustments.

  In general, and except as provided in this Agreement, Seller shall be entitled to all income, and shall pay all expenses, relating to the operation of the Property for the period prior to the Closing Date and Purchaser shall be entitled to all income, and shall pay all expenses, relating to the operation of the Property for the period commencing on and after the Closing Date.  Purchaser or Seller may request that Purchaser and Seller undertake to re-adjust any item on the Proration Schedule (or any item omitted therefrom) in accordance with the provisions of Section 6.4 of this Agreement; provided, however, that neither party shall have any obligation to re-adjust any items (a) after the expiration of sixty (60) days after Closing, or (b) subject to such sixty (60)-day period, unless such items exceed $2,500.00 in magnitude (either individually or in the aggregate).  The provisions of this Section 6.5 shall survive the Closing and delivery of the Deed to Purchaser.

ARTICLE 7
REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1.            Seller’s Representations.

  Except, in all cases, for any fact, information or condition disclosed in the Title Documents, the Permitted Exceptions, the Property Contracts, or the Materials, or which is otherwise known by Purchaser prior to the Closing or caused by Purchaser, Seller represents and warrants to Purchaser the following (collectively, the “Seller’s Representations”) as of the Effective Date and as of the Closing Date (except as provided otherwise below and further provided that Purchaser’s remedies if any of Seller’s Representations are untrue as of the Closing Date are limited to those set forth in Section 11.2):

7.1.1.      Organization.

  Seller is organized, validly existing and in good standing under the laws of the State of Maryland and has or at the Closing Date shall have the entity power and authority to sell and convey the Property and to execute the documents to be executed by Seller and prior to the Closing will have taken as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement.  The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which Seller is a party or by which Seller is otherwise bound, which conflict, breach or default would have a material adverse affect on Seller’s ability to consummate the transaction contemplated by this Agreement or on the Property.  This Agreement is a valid, binding and enforceable agreement against Seller in accordance with its terms;

7.1.2.      Leases.

  Other than the Leases, the Property is not subject to any written lease executed by Seller or, to Seller’s knowledge, any other possessory interests of any person.  To Seller’s knowledge, (a) the Leases are in full force and effect according to the terms set forth therein, and (b) such Leases set forth the entire agreement between Seller, as landlord, and the Tenant with respect to the premises affected thereby.  To Seller’s knowledge, except as noted in the Rent Roll, there are no outstanding Tenant defaults in their payment of Rents.  To Seller’s knowledge, except as set forth on the Rent Roll, Seller has not received, nor given, any outstanding notice of any breaches or defaults under the Leases;

7.1.3.      Contracts.

  To Seller's knowledge, Seller has delivered or otherwise made available true and accurate copies of all cable, utility and laundry Property Contracts in Seller's possession;

7.1.4.      Prohibited Person.

  Seller is not a Prohibited Person and, to Seller’s knowledge, (a) except for third party persons who hold direct or indirect ownership interests in Seller, none of Seller’s affiliates or parent entities is a Prohibited Person; (b) except for third party persons who hold direct or indirect ownership interests in Seller, the Property is not the property of or beneficially owned by a Prohibited Person; and (c) except for third party persons who hold direct or indirect ownership interests in Seller, the Property is not the proceeds of specified unlawful activity as defined in 18 U.S.C. § 1956(c)(7);

7.1.5.      Pending Actions.

  Except as set forth on the Seller Information Schedule and for (a) any actions by Seller to evict Tenants under its Leases, or (b) any matter covered by Seller’s current insurance policy(ies), to Seller’s knowledge, there are no actions, proceedings, litigation or governmental investigations or condemnation actions either pending or threatened against the Property;

7.1.6.      Rent Roll.

  As of the date of its delivery, to Seller’s knowledge, the Rent Roll is accurate and complete in all material respects, and includes a list of all Tenants under the Leases, the term of each Lease, the rental paid thereunder, the Tenant Deposits, if any, held by Seller in connection therewith, and the occupancy status of all units at the Property (including whether a unit is “down”);

7.1.7.      Property Contracts List.

  As of the date of its delivery, to Seller’s knowledge, the Property Contracts List is accurate in all material respects.

7.1.8.      Operating Statements.

  To Seller’s knowledge, the Operating Statement provided by Seller with respect to the Property is accurate and complete in all material respects;

7.1.9.      No Violation.

  To Seller’s knowledge, Seller has not received any written notice from a governmental agency of any uncured material violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting the Property other than normal regulatory correspondence from HUD, as applicable, and to Seller’s knowledge, without inquiry, the Property is not in violation of any law, ordinance, regulation, rule, order or requirement applicable to the Property;

7.1.10.  Property Contracts.

  To Seller’s knowledge, Seller has not received any written notice of any material default by Seller under any Property Contracts that will not be terminated on the Closing Date;

7.1.11.  Assumed Loan Documents.

  To Seller’s knowledge, there are no defaults under the Assumed Loan Documents; and

7.1.12.  Hazardous Materials.

  To Seller’s knowledge and except as disclosed in a Phase I, Phase II, and any other environmental assessments and audits provided to Purchaser as part of the Materials, (a) no hazardous or toxic materials or other substances regulated by applicable federal or state environmental laws are stored by Seller on, in or under the Property in quantities which violate applicable laws governing such materials or substances, and (B) the Property is not used by Seller for the storage, treatment, generation or manufacture of any hazardous or toxic materials or other substances in a manner which would constitute a violation of applicable federal or state environmental laws.

7.2.            AS-IS.

  Except for Seller’s Representations set forth in Section 7.1, and except in the event of fraud by Seller, the Property is expressly purchased and sold “AS IS,” “WHERE IS,” and “WITH ALL FAULTS.”  The Purchase Price and the terms and conditions set forth herein are the result of arm’s-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Purchaser shall have the benefit of, and is not relying upon, except for Seller’s Representations set forth in Section 7.1, any information provided by Seller or statements, representations or warranties, express or implied, made by or enforceable directly against Seller, including, without limitation, any relating to the value of the Property, the physical or environmental condition of the Property, any state, federal, county or local law, ordinance, order or permit; or the suitability, compliance or lack of compliance of the Property with any regulation, or any other attribute or matter of or relating to the Property (other than any covenants of title contained in the Deed and Seller’s Representations).  Purchaser agrees that, except for Seller’s Representations set forth in Section 7.1, Seller shall not be responsible or liable to Purchaser for any defects, errors or omissions, or on account of any conditions affecting the Property.  Purchaser, its successors and assigns, and anyone claiming by, through or under Purchaser, hereby fully releases each of Seller’s Indemnified Parties from, and irrevocably waives its right to maintain, any and all claims and causes of action that it or they may now have or hereafter acquire against any Seller’s Indemnified Parties with respect to any and all Losses arising from or related to any defects, errors, omissions or other conditions affecting the Property, except for Seller’s Representations set forth in Section 7.1.  Purchaser represents and warrants that, as of the date hereof and as of the Closing Date, it has and shall have reviewed and conducted such independent analyses, studies (including, without limitation, environmental studies and analyses concerning the presence of lead, asbestos, water intrusion and/or fungal growth and any resulting damage, PCBs and radon in and about the Property), reports, investigations and inspections as it deems appropriate in connection with the Property.  If Seller provides or has provided any documents, summaries, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Property, including, without limitation, the offering prepared by Seller, Purchaser and Seller agree that Seller has done so or shall do so only for the convenience of the parties, Purchaser shall not rely thereon and the reliance by Purchaser upon any such documents, summaries, opinions or work product shall not create or give rise to any liability of or against any Seller’s Indemnified Parties.  Except for Seller’s Representations set forth in Section 7.1 Purchaser shall rely only upon any title insurance obtained by Purchaser with respect to title to the Property.  Purchaser acknowledges and agrees that, except for Seller’s Representations set forth in Section 7.1, no representation has been made and no responsibility is assumed by Seller with respect to current and future applicable zoning or building code requirements or the compliance of the Property with any other laws, rules, ordinances or regulations, the financial earning capacity or expense history of the Property, the continuation of contracts, continued occupancy levels of the Property, or any part thereof, or the continued occupancy by tenants of any Leases or, without limiting any of the foregoing, occupancy at Closing.  Prior to Closing, Seller shall have the right, but not the obligation, to enforce its rights against any and all of the Property occupants, guests or tenants.  Purchaser agrees that the departure or removal, prior to Closing, of any of such guests, occupants or tenants shall not be the basis for, nor shall it give rise to, any claim on the part of Purchaser, nor shall it affect the obligations of Purchaser under this Agreement in any manner whatsoever; and Purchaser shall close title and accept delivery of the Deed with or without such tenants in possession and without any allowance or reduction in the Purchase Price under this Agreement.  Except for Seller’s Representations set forth in Section 7.1, Purchaser hereby releases Seller from any and all claims and liabilities relating to the foregoing matters.  The provisions of this Section 7.2 shall survive the Closing and delivery of the Deed to Purchaser.

7.3.            Survival of Seller’s Representations.

  Seller and Purchaser agree that Seller’s Representations shall survive the Closing Date for a period of one (1) year (the “Survival Period”).  Seller shall have no liability for claims made after the Survival Period with respect to any of its Seller’s Representations contained herein.  The liability for Seller for breach of its Seller’s Representations shall be limited to, and capped at, Four Hundred Fifty Thousand and No/100 Dollars ($450,000.00).  Such cap on liability shall apply for any individual breach or in the aggregate for all breaches of Seller’s Representations.  Purchaser shall not be entitled to bring any claim for a breach of Seller’s Representations unless the claim for damages (either in the aggregate or as to any individual claim) by Purchaser exceeds Five Thousand and No/100 Dollars ($5,000.00).  In the event that Seller breaches any representation contained in Section 7.1 and Purchaser had knowledge of such breach prior to the Closing Date, Purchaser shall be deemed to have waived any right of recovery, and Seller shall not have any liability in connection therewith.

7.4.            Definition of Seller’s Knowledge.

  Any representations and warranties made “to the knowledge of Seller” (or words of similar import) shall not be deemed to imply any duty of inquiry.  For purposes of this Agreement, the term Seller’s “knowledge” shall mean and refer only to actual knowledge of the Regional Property Manager of Seller, and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of Seller, or any affiliate of Seller, or to impose upon Regional Property Manager any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon Regional Property Manager any individual personal liability.

7.5.            Representations And Warranties Of Purchaser.

  For the purpose of inducing Seller to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:

7.5.1.      Organization.

  Purchaser is organized, validly existing and in good standing under the laws of the state of its formation;

7.5.2.      Authority.

  Purchaser, acting through any of its duly empowered and authorized officers or members, has all necessary entity power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Agreement, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent of any of Purchaser’s partners, directors, officers or members are required to so empower or authorize Purchaser.  The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which Purchaser is a party or by which Purchaser is otherwise bound, which conflict, breach or default would have a material adverse affect on Purchaser’s ability to consummate the transaction contemplated by this Agreement.  This Agreement is a valid, binding and enforceable agreement against Purchaser in accordance with its terms;

7.5.3.      Pending Litigation.

  No pending or, to the knowledge of Purchaser, threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Agreement or would declare illegal, invalid or non-binding any of Purchaser’s obligations or covenants to Seller;

7.5.4.      Prohibited Person.

  Purchaser is not a Prohibited Person.  To Purchaser’s knowledge, none of its investors, affiliates or brokers or other agents (if any), acting or benefiting in any capacity in connection with this Agreement is a Prohibited Person.  The funds or other assets Purchaser will transfer to Seller under this Agreement are not the property of, or are beneficially owned, directly or indirectly, by a Prohibited Person; and

7.5.5.      Source of Funds.

  The funds or other assets Purchaser will transfer to Seller under this Agreement are not the proceeds of specified unlawful activity as defined by 18 U.S.C. § 1956(c)(7).

7.5.6.      Survival.

  The provisions of this Section 7.5 shall survive the Closing and delivery of the Deed to Purchaser.

ARTICLE 8
OPERATION OF THE PROPERTY

8.1.            Leases and Property Contracts.

  During the period of time from the Effective Date to the Closing Date, in the ordinary course of business Seller may enter into new Property Contracts, new Leases, renew existing Leases or modify, terminate or accept the surrender or forfeiture of any of the Leases, modify any Property Contracts, or institute and prosecute any available remedies for default under any Lease or Property Contract without first obtaining the written consent of Purchaser; provided, however, Seller agrees that any such new Property Contracts or any new or renewed Leases shall not have a term in excess of 1 year without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed, and that any such new Property Contract shall be able to be terminated with notice not to exceed thirty (30) days and without the payment of any penalty or premium.  Seller shall endeavor, but shall not be required, to provide to Purchaser weekly Rent Rolls and a weekly summary of all leasing activity until the Closing Date.

8.2.            General Operation of Property.

  Except as specifically set forth in this ARTICLE 8, Seller shall operate the Property after the Effective Date in the ordinary course of business, and except as necessary in Seller’s sole discretion to address (a) any life or safety issue at the Property or (b) any other matter which in Seller’s reasonable discretion materially adversely affects the use, operation or value of the Property, Seller will not make any material alterations to the Property or remove any material Fixtures and Tangible Personal Property without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, denied or delayed.  Between the Effective Date hereof and the Closing Date, Seller will cause vacant Tenant Units at the Property to be “made ready” for reletting and occupancy in accordance with Seller’s current standards and timetable for turning Tenant Units over.  It is not the intention of Seller to have all of the vacant Tenant Units “made ready” as of the Closing Date, but only those units that would have been “made ready” in the ordinary course of business.  To the extent that at Closing there are Tenant Units which have been vacant for five (5) days or more and as to which the vacant Tenant Unit renovation work has not been substantially completed, then Purchaser shall be entitled to a credit of $500 at Closing for each such Tenant Unit.

8.3.            Liens.

  Other than utility easements and temporary construction easements granted by Seller in the ordinary course of business, Seller covenants that it will not voluntarily create or cause any lien or encumbrance to attach to the Property between the Effective Date and the Closing Date (other than Leases and Property Contracts as provided in Section 8.1) unless Purchaser approves such lien or encumbrance, which approval shall not be unreasonably withheld or delayed.  If Purchaser approves any such subsequent lien or encumbrance, the same shall be deemed a Permitted Encumbrance for all purposes hereunder.

ARTICLE 9
CONDITIONS PRECEDENT TO CLOSING

9.1.            Purchaser’s Conditions to Closing.

  Subject to the provisions of this Section 9.1, Purchaser’s obligation to close under this Agreement shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

(a)                All of the documents required to be delivered by Seller to Purchaser at the Closing pursuant to the terms and conditions hereof shall have been delivered;

(b)               Each of the Seller’s Representations shall be true in all material respects as of the Closing Date;

(c)                Seller shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Seller hereunder;

(d)               None of Seller nor any of Seller’s general partners, members, shareholder, or owners shall be a debtor in any bankruptcy proceeding nor shall have been in the last six (6) months a debtor in any bankruptcy proceeding; and

(e)                The Title Insurer shall be prepared to issue the Title Policy, subject to no exceptions other than Permitted Exceptions.

Notwithstanding anything to the contrary, there are no other conditions on Purchaser’s obligation to Close except as expressly set forth in this Section 9.1.  If any condition set forth in this Section 9.1 is not met, Purchaser may (a) waive any of the foregoing conditions and proceed to Closing on the Closing Date with no offset or deduction from the Purchase Price, or (b) notify Seller in writing of Purchaser’s decision to terminate this Agreement and receive a return of the Deposit.

9.2.            Seller’s Conditions to Closing.

  Without limiting any of the rights of Seller elsewhere provided for in this Agreement, Seller’s obligation to close with respect to conveyance of the Property under this Agreement shall be subject to and conditioned upon the fulfillment of the following conditions precedent:

(a)                All of the documents and funds required to be delivered by Purchaser to Seller at the Closing pursuant to the terms and conditions hereof shall have been delivered;

(b)               Each of the representations, warranties and covenants of Purchaser contained herein shall be true in all material respects as of the Closing Date;

(c)                Purchaser shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Purchaser hereunder;

(d)               Seller shall have received all consents, documentation and approvals necessary to consummate and facilitate the transactions contemplated hereby, including, without limitation, a tax free exchange pursuant to Section 14.18 (and the amendment of Seller’s (or Seller’s affiliates’) partnership or other organizational documents in connection therewith, (i) from Seller’s partners, members, managers, shareholders or directors to the extent required by Seller’s (or Seller’s affiliates’) organizational documents, and (ii) as required by law;

(e)                The Loan Assumption shall have been approved by Lender; and

(f)                 There shall not be pending or, to the knowledge of either Purchaser or Seller, any litigation or threatened litigation which, if determined adversely, would restrain the consummation of any of the transactions contemplated by this Agreement or declare illegal, invalid or nonbinding any of the covenants or obligations of the Purchaser;

If any of the foregoing conditions to Seller’s obligation to close with respect to conveyance of the Property under this Agreement are not met, Seller may (a) waive any of the foregoing conditions and proceed to Closing on the Closing Date, or (b) terminate this Agreement, and, if such failure constitutes a default by Purchaser, exercise any of its remedies under Section 10.1.

ARTICLE 10
BROKERAGE CONDITIONS

10.1.        Indemnity.

  Seller represents and warrants to Purchaser that it has dealt only with Apartment Realty Advisors (“Broker”) in connection with this Agreement.  Seller and Purchaser each represents and warrants to the other that, other than Broker, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Agreement, and each party agrees to indemnify, hold harmless, and, if requested in the sole and absolute discretion of the indemnitee, defend (with counsel approved by the indemnitee) the other party from and against all Losses relating to brokerage commissions and finder’s fees arising from or attributable to the acts or omissions of the indemnifying party.  The provisions of this Section 10.1 shall survive the termination of this Agreement, and if not so terminated, the Closing and delivery of the Deed to Purchaser.

10.2.        Broker Commission.

  If the Closing occurs, Seller agrees to pay Broker a commission or fee, as applicable, according to the terms of a separate contract.  Broker shall not be deemed a party or third party beneficiary of this Agreement.  As a condition to Seller’s obligation to pay the commission or fee, Broker shall execute the signature page for Broker attached hereto solely for purposes of confirming the matters set forth therein.

ARTICLE 11
DEFAULTS AND REMEDIES

11.1.        Purchaser Default.

  If Purchaser defaults in its obligations hereunder to (a) deliver either the Initial Deposit or the Additional Deposit, or (b) deliver the Purchase Price at the time required by Section 2.2.3 and, as a result, does not close on the purchase of the Property on the Closing Date, then, immediately and without notice or cure, Purchaser shall forfeit the Deposit and neither party shall be obligated to proceed with the purchase and sale of the Property.  If Purchaser defaults in any of its other representations, warranties or obligations under this Agreement (including, without limitation, the failure to deliver to Escrow Agent the deliveries specified under Section 6.3 on the date required thereunder), and such default continues for more than ten (10) days after written notice from Seller, then Purchaser shall forfeit the Deposit and neither party shall be obligated to proceed with the purchase and sale of the Property.  The Deposit constitutes liquidated damages and recourse to the Deposit is, except for Purchaser’s indemnity and confidentiality obligations hereunder, Seller’s sole and exclusive remedy for Purchaser’s failure to perform its obligation to purchase the Property or any breach of a representation or warranty by Purchaser hereunder.  Seller expressly waives the remedies of specific performance and additional damages for any default by Purchaser hereunder.  SELLER AND PURCHASER ACKNOWLEDGE THAT SELLER’S DAMAGES WOULD BE DIFFICULT TO DETERMINE, AND THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLER’S DAMAGES RESULTING FROM A DEFAULT BY PURCHASER IN ITS OBLIGATION TO PURCHASE THE PROPERTY.  SELLER AND PURCHASER FURTHER AGREE THAT THIS SECTION 11.1 IS INTENDED TO AND DOES LIQUIDATE THE AMOUNT OF DAMAGES DUE SELLER, AND SHALL BE SELLER’S EXCLUSIVE REMEDY AGAINST PURCHASER, BOTH AT LAW AND IN EQUITY, ARISING FROM OR RELATED TO A BREACH BY PURCHASER OF ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OTHER THAN WITH RESPECT TO PURCHASER’S INDEMNITY AND CONFIDENTIALITY OBLIGATIONS HEREUNDER.

11.2.        Seller Default.

  If Seller, prior to the Closing, defaults in its covenants, or obligations under this Agreement, including to sell the Property as required by this Agreement and such default continues for more than 10 days after written notice from Purchaser, then, at Purchaser’s election and as Purchaser’s sole and exclusive remedy, either (a) this Agreement shall terminate, and all payments and things of value, including the Deposit, provided by Purchaser hereunder shall be returned to Purchaser and Purchaser may recover, as its sole recoverable damages (but without limiting its right to receive a refund of the Deposit), its direct and actual out-of-pocket expenses and costs (documented by paid invoices to third parties) in connection with this transaction, which damages shall not exceed $50,000 in aggregate, or (b) subject to the conditions below, Purchaser may seek specific performance of Seller’s obligation to deliver the Deed pursuant to this Agreement (but not damages).  Purchaser may seek specific performance of Seller’s obligation to deliver the Deed pursuant to this Agreement only if, as a condition precedent to initiating such litigation for specific performance, Purchaser first shall (i) deliver all Purchaser Closing documents to Escrow Agent in accordance with the requirements of this Agreement, including, without limitation, Sections 2.2.3 and 6.3 (with the exception of Section 6.3(a)); (ii) not otherwise be in default under this Agreement; and (iii) file suit therefor with the court on or before the 90th day after the Closing Date; if Purchaser fails to file an action for specific performance within 90 days after the Closing Date, then Purchaser shall be deemed to have elected to terminate the Contract in accordance with subsection (a) above.  Purchaser agrees that it shall promptly deliver to Seller an assignment of all of Purchaser’s right, title and interest in and to (together with possession of) all plans, studies, surveys, reports, and other materials paid for with the out-of-pocket expenses reimbursed by Seller pursuant to the foregoing sentence.  SELLER AND PURCHASER FURTHER AGREE THAT THIS SECTION 11.2 IS INTENDED TO AND DOES LIMIT THE AMOUNT OF DAMAGES DUE PURCHASER AND THE REMEDIES AVAILABLE TO PURCHASER, AND SHALL BE PURCHASER’S EXCLUSIVE REMEDY AGAINST SELLER, BOTH AT LAW AND IN EQUITY ARISING FROM OR RELATED TO A BREACH BY SELLER OF ITS COVENANTS OR ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  UNDER NO CIRCUMSTANCES MAY PURCHASER SEEK OR BE ENTITLED TO RECOVER ANY SPECIAL, CONSEQUENTIAL, PUNITIVE, SPECULATIVE OR INDIRECT DAMAGES, ALL OF WHICH PURCHASER SPECIFICALLY WAIVES, FROM SELLER FOR ANY BREACH BY SELLER, OF ITS COVENANTS OR ITS OBLIGATIONS UNDER THIS AGREEMENT.  PURCHASER SPECIFICALLY WAIVES THE RIGHT TO FILE ANY LIS PENDENS OR ANY LIEN AGAINST THE PROPERTY UNLESS AND UNTIL IT HAS IRREVOCABLY ELECTED TO SEEK SPECIFIC PERFORMANCE OF THIS AGREEMENT AND HAS FILED AND IS DILIGENTLY PURSUING AN ACTION SEEKING SUCH REMEDY.

ARTICLE 12
RISK OF LOSS OR CASUALTY

12.1.        Major Damage.

  In the event of Major Damage to the Property prior to the Closing Date, then Seller shall have no obligation to repair such Major Damage and shall notify Purchaser in writing of such damage or destruction (the “Damage Notice”).  Within ten (10) days after Purchaser’s receipt of the Damage Notice, Purchaser may elect at its option to give a Termination Notice for the damaged Property to Seller’s Representative.  If Purchaser does not elect to terminate this Agreement with respect to the damaged Property, this transaction shall be closed in accordance with the terms of this Agreement either, at the election of Seller, (a) for the full Purchase Price for the damaged Property notwithstanding any such damage or destruction, and Purchaser shall, at Closing, execute and deliver an assignment and assumption (in a form reasonably required by Seller) of Seller’ rights and obligations with respect to the insurance claim and related to such casualty, and thereafter Purchaser shall receive all remaining insurance proceeds pertaining to such claim (plus a credit against the Purchase Price at Closing in the amount of any deductible payable by Seller in connection therewith and not spent by Seller for demolition, site cleaning, restoration or other repairs); or (b) Purchaser shall receive a credit against the Purchase Price for the full replacement costs of repair to the Property, plus, to the extent covered by Seller’s insurance policy, any costs required pursuant to local code or zoning requirements, as determined by an independent third party reasonably acceptable to Seller and Purchaser.  In the event Seller elects to assign its rights and obligations with respect to the insurance claim and related casualty to Purchaser as provided above, and if an AIMCO employee is the adjuster for the claim related thereto, Seller covenants and agrees that the adjuster shall act in accordance with standard insurance industry protocols in processing such claim (including, without limitation, the time taken to process such claim).

12.2.        Minor Damage.

  In the event of damage to the Property which does not constitute Major Damage, this transaction shall be closed in accordance with the terms of this Agreement, notwithstanding the damage or destruction; provided, however, Seller shall make such repairs to the extent of any recovery from insurance carried on such Property if such repairs can be reasonably effected before the Closing.  Seller shall endeavor to deliver written notice to Purchaser of any material physical damage to any Tenant Unit promptly after learning of such damage.  Subject to Section 12.3, if Seller is unable to effect such repairs prior to Closing, then Purchaser shall, at Closing, execute and deliver an assignment and assumption (in a form reasonably required by Seller) of Seller’s rights and obligations with respect to the insurance claim and related to such casualty, and thereafter Purchaser shall receive all remaining insurance proceeds pertaining to such claim (plus a credit at Closing against the Purchase Price in the amount of any deductible payable by Seller in connection therewith and not spent by Seller for demolition, site cleaning, restoration or other repairs).  Any such claim that is assigned to Purchaser shall be processed as described in Section 12.1.  In the alternative, and at the sole option of Seller, Seller may elect to give to Purchaser, at Closing, a credit against the Purchase Price for the full replacement costs of repair to the Property, plus, to the extent covered by Seller’s insurance policy, any costs required pursuant to local code or zoning requirements, as determined by an independent third party reasonably acceptable to Seller and Purchaser.

12.3.        Repairs.

  To the extent that Seller elects to commence any repair, replacement or restoration of its damaged Property prior to Closing, then Seller shall be entitled to receive and apply available insurance proceeds to any portion of such repair, replacement or restoration completed or installed prior to Closing, with Purchaser being responsible for completion of such repair, replacement or restoration after Closing from the balance of any available insurance proceeds.  To the extent that any repair, replacement or restoration of a casualty has been commenced by Seller prior to Closing, then the Property Contracts for such Property shall include, and Purchaser shall assume at Closing, all construction and other contracts entered into by Seller in connection with such repair, replacement or restoration.  The provisions of this Section 12.3 shall survive the Closing and delivery of the Deed to Purchaser.

12.4.        Replacement of Insurance Carrier.

  In the event Seller elects to replace its existing property and casualty insurance coverage after the Effective Date with coverage by a third party insurer, such new policy shall not be for less coverage than carried by Seller as of the Effective Date.

ARTICLE 13
EMINENT DOMAIN

If, at the time of Closing, any material part of the Property is (or previously has been) acquired, or is about to be acquired, by any governmental agency by the powers of eminent domain or transfer in lieu thereof (or in the event that at such time there is any notice of any such acquisition or intent to acquire by any such governmental agency), Purchaser shall have the right, at Purchaser’s option, to give a Termination Notice to Seller.  If Purchaser does not elect to terminate this Agreement, this Agreement shall continue in full force and effect, provided that Seller shall assign to Purchaser (without recourse) at the Closing the rights of Seller to the awards, if any, for the taking, and Purchaser shall be entitled to contest the award and to receive and keep all awards for the taking of the Property or such portion thereof.

ARTICLE 14
MISCELLANEOUS PROVISIONS

14.1.        Binding Effect of Agreement.

  This Agreement shall not be binding on any party until executed by both Purchaser and Seller.  The Escrow Agent’s execution of this Agreement shall not be a prerequisite to its effectiveness.

14.2.        Exhibits and Schedules.

  All Exhibits and Schedules to this Agreement, whether or not annexed hereto, are a part of this Agreement for all purposes.

14.3.        Purchaser’s Assignees.

  This Agreement is not assignable by Purchaser without first obtaining the prior written approval of Seller, except that Purchaser may assign this Agreement to one or more entities so long as (a) Purchaser is an affiliate of the purchasing entity(ies) (a “Purchaser’s Designated Entity”), (b) Purchaser is not released from its liability hereunder, and (c) Purchaser provides written notice to Seller of any proposed assignment no later than ten (10) days prior to the Closing Date.  As used herein, an affiliate is a person or entity controlled by, under common control with, or controlling another person or entity.

14.4.        Binding Effect.

  Subject to Section 14.3, this Agreement shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors, heirs and permitted assigns.

14.5.        Captions.

  The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

14.6.        Number And Gender Of Words.

  Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

14.7.        Notices.

  All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be (a) personally delivered with a written receipt of delivery; (b) sent by a nationally recognized overnight delivery service requiring a written acknowledgement of receipt or providing a certification of delivery or attempted delivery; (c) sent by certified mail, return receipt requested; or (d) sent by confirmed facsimile or electronic mail (e-mail) transmission with an original copy thereof transmitted to the recipient by one of the means described in subsections (a) through (c) no later than three (3) Business Days thereafter.  All notices shall be deemed effective when actually delivered as documented in a delivery receipt; provided, however, that if the notice was sent by overnight courier or mail as aforesaid and is affirmatively refused or cannot be delivered during customary business hours by reason of the absence of a signatory to acknowledge receipt, or by reason of a change of address with respect to which the addressor did not have either knowledge or written notice delivered in accordance with this paragraph, then the first attempted delivery shall be deemed to constitute delivery.  Each party shall be entitled to change its address for notices from time to time by delivering to the other party notice thereof in the manner herein provided for the delivery of notices.  All notices shall be sent to the addressee at its address set forth following its name below:

If to Purchaser:

JRK Birchmont Advisors, LLC
11766 Wilshire Boulevard, Suite 1450
Los Angeles, California  90025
Attention:  Mr. Robert Lee and Mr. John McKee
Telephone No.:  (310) 268-8344
Facsimile No.:  (310) 268-7943
Email:  rlee@jrkbirchmont.com
            jmckee@jrkpropholdings.com

with a copy to:

Epport, Richman & Robbins, LLP
1875 Century ParkEast, Suite 800
Los Angeles, California  90067
Attention:  Mark Robbins, Esq./Christopher Campbell, Esq.
Telephone No.:  (310) 785-0885
Facsimile No.:  (310) 785-0787
Email:  mrobbins@erlaw.com
            ccampbell@erlaw.com

If to Seller:	c/o AIMCO 4582 South Ulster Street Parkway, Suite 1100 Denver, Colorado 80237 Attention: Mark Reoch Telephone No.: (303) 691-4337 Facsimile No.: (303) 300-3261 Email: Mreoch@ aimco.com
with a copy to:	AIMCO 4582 South Ulster Street Parkway, Suite 1100 Denver, Colorado 80237 Attention: John Spiegleman, Esq. Telephone No.: (303) 691-4303 Facsimile No.: (303) 300-3260 Email: John.Spiegleman@aimco.com and:

Ballard Spahr LLP
1225 17th Street, Suite 2300
Denver, Colorado  80202-5596
Attention:  Beverly Quail, Esq. / Joseph E. Lubinski, Esq.
Telephone No.:  (303) 292-2400
Facsimile No.:  (303) 296-3956
Email:  quail@ballardspahr.com
            lubinskij@ballardspahr.com

If to Escrow Agent:

Stewart Title Guaranty Company
1980 Post Oak Boulevard, Suite 610
Houston, Texas  77056
Attention:  Wendy Howell, National Commercial Closing Specialist
Telephone:  (800) 729-1906
Facsimile No.:  (713) 552-1703
Email:  whowell@stewart.com

or to such other address, facsimile number or party as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address or addresses shall only be effective upon receipt.  Any notice given hereunder may be given either by a party or by such party’s attorney.

14.8.        Governing Law And Venue.

  The laws of the State of Ohio shall govern the validity, construction, enforcement, and interpretation of this Agreement.  To the fullest extent permitted under applicable law, each party to this Agreement irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in a Federal or state court of competent jurisdiction sitting in the County of Hamilton, State of Ohio and any claim that any such suit, action or proceeding has been brought in an inconvenient forum, any claim that it is not personally subject to the jurisdiction of any such court or that this Agreement or the subject matter hereof may not be enforced in or by such court.

14.9.        Entire Agreement.

  This Agreement embodies the entire Agreement between the parties hereto concerning the subject matter hereof and supersedes all prior conversations, proposals, negotiations, understandings and agreements, whether written or oral.

14.10.    Amendments.

  This Agreement shall not be amended, altered, changed, modified, supplemented or rescinded in any manner except by a written contract executed by all of the parties; provided, however, that the signature of the Escrow Agent shall not be required as to any amendment of this Agreement.

14.11.    Severability.

  If any part of this Agreement shall be held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be reformed, and enforced to the maximum extent permitted by law.  If such provision cannot be reformed, it shall be severed from this Agreement and the remaining portions of this Agreement shall be valid and enforceable.

14.12.    Multiple Counterparts.

  This Agreement and any amendment or modification may be executed in any number of counterparts, each of which and each copy of which shall be deemed an original, but all of which shall constitute one and the same instrument.  Any one or more such counterparts or duplicate, facsimile, electronic or digital signature pages may be removed from any one or more original copies of this Agreement or any amendment or modification and annexed to other counterparts or duplicate, facsimile, electronic or digital signature pages to form a completely executed original instrument.

14.13.    Construction.

  No provision of this Agreement shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Agreement; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.

14.14.    Confidentiality.

  Purchaser shall not disclose the terms and conditions contained in this Agreement and shall keep the same confidential, provided that Purchaser may disclose the terms and conditions of this Agreement (a) as required by law, (b) to consummate the terms of this Agreement, or any financing relating thereto, or (c) to Purchaser’s or Seller’s lenders, attorneys and accountants.  Any information and Materials provided by Seller to Purchaser hereunder are confidential and Purchaser shall be prohibited from making such information public to any other person or entity other than its agents and legal representatives, without the prior written authorization of Seller, which may be granted or denied in the sole discretion of Seller.  Notwithstanding the provisions of Section 14.9, Purchaser agrees that the covenants, restrictions and agreements of Purchaser contained in any confidentiality agreement executed by Purchaser prior to the Effective Date shall survive the execution of this Agreement and shall not be superseded hereby.

14.15.    Time Of The Essence.

  It is expressly agreed by the parties hereto that time is of the essence with respect to this Agreement.

14.16.    Waiver.

  No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.  No waiver, amendment, release, or modification of this Agreement shall be established by conduct, custom, or course of dealing and all waivers must be in writing and signed by the waiving party.

14.17.    Attorneys’ Fees.

  In the event either party hereto commences litigation or arbitration against the other to enforce its rights hereunder, the prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys’ fees and expenses incidental to such litigation and arbitration, including the cost of in-house counsel and any appeals.

14.18.    Time Periods.

  Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.

14.19.    1031 Exchange.

  Seller and Purchaser acknowledge and agree that the purchase and sale of the Property may be part of a tax-free exchange under Section 1031 of the Code for either Purchaser or Seller.  Each party hereby agrees to take all reasonable steps on or before the Closing Date to facilitate such exchange if requested by the other party, provided that (a) no party making such accommodation shall be required to acquire any substitute property, (b) such exchange shall not affect the representations, warranties, liabilities and obligations of the parties to each other under this Agreement, (c) no party making such accommodation shall incur any additional cost, expense or liability in connection with such exchange (other than expenses of reviewing and executing documents required in connection with such exchange), and (d) no dates in this Agreement will be extended as a result thereof.  Notwithstanding anything to the contrary contained in the foregoing, if Seller so elects to close the transfer of the Property as an exchange, then (i) Seller, at its sole option, may delegate its obligations to transfer the Property under this Agreement, and may assign its rights to receive the Purchase Price from Purchaser, to a deferred exchange intermediary (an “Intermediary”) or to an exchange accommodation titleholder, as the case may be; (ii) such delegation and assignment shall in no way reduce, modify or otherwise affect the obligations of Seller pursuant to this Agreement; (iii) Seller shall remain fully liable for its obligations under this Agreement as if such delegation and assignment shall not have taken place; (iv) Intermediary or exchange accommodation titleholder, as the case may be, shall have no liability to Purchaser; and (v) the closing of the transfer of the Property to Purchaser shall be undertaken by direct deed from Seller (or, if applicable, from other affiliates of Seller whom Seller will cause to execute such deed) to Purchaser or to exchange accommodation titleholder, as the case may be.  Notwithstanding anything to the contrary contained in the foregoing, if Purchaser so elects to close the acquisition of the Property as an exchange, then (i) Purchaser, at its sole option, may delegate its obligations to acquire the Property under this Agreement, and may assign its rights to receive the Property from Seller, to an Intermediary or to an exchange accommodation titleholder, as the case may be; (ii) such delegation and assignment shall in no way reduce, modify or otherwise affect the obligations of Purchaser pursuant to this Agreement; (iii) Purchaser shall remain fully liable for its obligations under this Agreement as if such delegation and assignment shall not have taken place; (iv) Intermediary or exchange accommodation titleholder, as the case may be, shall have no liability to Seller; and (v) the closing of the acquisition of the Property by Purchaser or the exchange accommodation titleholder, as the case may be, shall be undertaken by direct deed from Seller (or, if applicable, from other affiliates of Seller whom Seller will cause to execute such deed) to Purchaser (or to exchange accommodation titleholder, as the case may be).

14.20.    No Personal Liability of Officers, Trustees or Directors.

  Notwithstanding anything to the contrary contained in this Agreement, no director, officer, employee, shareholder, member, manager, affiliate, partner or agent of Seller or Purchaser, nor any of the directors, officers, employees, shareholders, members, managers, partners, joint venturers or agents of any of the directors, officers, employees, shareholders, members, affiliates, managers, partners, joint venturers or agents of Seller or Purchaser, nor any other person, partnership, limited liability company, corporation, joint venture or trust, as principal of Seller or Purchaser, whether disclosed or undisclosed shall have any personal obligation or liability hereunder, and neither Purchaser or Seller shall seek to assert any claim or enforce any of their rights hereunder against any the other.

14.21.    Exclusive Negotiations.

  Seller acknowledges and agrees that Purchaser shall have the exclusive right to research, access, and investigate the Property.  So long as this Agreement is in effect, Seller shall not (i) enter into any discussions or other communications concerning or related to the sale of the Property with any third-party, (ii) enter into any letter of intent, contract, binding agreement, or other written agreement with a third-party for the sale of the Property, and/or (iii) otherwise actively market the Property for sale to any third-party.  Seller understands that in order to effectively complete its due diligence with respect to the purchase of the Property, Purchaser is relying on the exclusivity granted to it with respect to the Property by this Section.

14.22.    ADA Disclosure.

  Purchaser acknowledges that the Property may be subject to the federal Americans With Disabilities Act (the “ADA”) and the federal Fair Housing Act (the “FHA”).  The ADA requires, among other matters, that tenants and/or owners of “public accommodations” remove barriers in order to make a property accessible to disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons.  Seller makes no warranty, representation or guarantee of any type or kind with respect to the Property’s compliance with the ADA or the FHA (or any similar state or local law), and Seller expressly disclaims any such representation.

14.23.    No Recording.

  Purchaser shall not cause or allow this Agreement or any contract or other document related hereto, nor any memorandum or other evidence hereof, to be recorded or become a public record without the prior written consent of Seller, which consent may be withheld in the sole discretion of Seller.  If Purchaser records this Agreement or any other memorandum or evidence thereof, Purchaser shall be in default of its obligations under this Agreement.  Purchaser hereby appoints Seller as Purchaser’s attorney-in-fact to prepare and record any documents necessary to effect the nullification and release of the contract or other memorandum or evidence thereof from the public records.  This appointment shall be coupled with an interest and irrevocable.

14.24.    Relationship of Parties.

  Purchaser and Seller acknowledge and agree that the relationship established between the parties pursuant to this Agreement is only that of a seller and a purchaser of property.  Neither Purchaser nor Seller is, nor shall either hold itself out to be, the agent, employee, joint venturer or partner of the other party.

14.25.    Waiver of Jury Trial.

  The parties hereby waive all rights to trial by jury with respect to any actions, controversy, dispute, or claim of any nature arising out of, in connection with, or in relation to the interpretation, performance, enforcement or breach of this Agreement (and any closing document executed in connection herewith).

14.26.    AIMCO Marks.

  Purchaser agrees that Seller, the Property Manager or AIMCO, or their respective affiliates, are the sole owners of all right, title and interest in and to the AIMCO Marks (or have the right to use such AIMCO Marks pursuant to license agreements with third parties) and that no right, title or interest in or to the AIMCO Marks is granted, transferred, assigned or conveyed as a result of this Agreement.  Purchaser further agrees that Purchaser will not use the AIMCO Marks for any purpose.

14.27.    Non-Solicitation of Employees.

(a)                Purchaser acknowledges and agrees that, without the express written consent of Seller, neither Purchaser nor any of Purchaser’s employees, affiliates or agents shall at any time solicit any Seller’s affiliates’ employees located at any property (other than the Property) owned by such affiliates for potential employment.

(b)               For a period of one (1) year following the Closing, Seller, for itself and on behalf of AIMCO, agrees that neither Seller nor AIMCO shall seek to re-hire Emily Porta or Odalis Perez should either or both such individuals accept employment with Purchaser or its affiliate immediately following the Closing Date.

14.28.    Survival.

  Except for (a) all of the provisions of this ARTICLE 14, and (b) any provision of this Agreement which expressly states that it shall so survive, and (c) any payment obligation of Purchaser under this Agreement, including any obligations for return of the Deposit (the foregoing (a), (b) and (c) referred to herein as the “Survival Provisions”), none of the terms and provisions of this Agreement shall survive the termination of this Agreement, and, if the Agreement is not so terminated, all of the terms and provisions of this Agreement (other than the Survival Provisions) shall be merged into the Closing documents and shall not survive Closing.

ARTICLE 15
LEAD BASED PAINT DISCLOSURE

15.1.        Disclosure.

  Seller and Purchaser hereby acknowledge delivery of the Lead Based Paint Disclosure attached as Exhibit J hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement for Purchase and Sale and Joint Escrow Instructions as of the date first set forth above.

Seller:

CCIP/2 VILLAGE BROOKE, L.L.C.,

a Delaware limited liability company

By:       CONSOLIDATED CAPITAL INSTITUTIONAL             PROPERTIES/2, LP SERIES A,

a Delaware limited partnership,

its member

By:       CONCAP EQUITIES, INC.,

a Delaware corporation,

its general partner

            By:  /s/John Spiegleman

            Name:  John Spiegleman

            Title:  Senior Vice President

[SIGNATURES CONTINUED ON NEXT PAGE]

Purchaser:

JRK BIRCHMONT ADVISORS LLC,
a Delaware limited liability company

By:   JRK Birchmont Capital Partners LLC,
a California limited liability company,
its Managing Member

By:   JRK Property Holdings, Inc.,
a California corporation,
its Manager

By:  /s/Robert Lee
Name:  Robert Lee
Title:  Vice President

Purchaser’s Tax Identification Number:  20-5954350

ESCROW AGENT SIGNATURE PAGE

The undersigned executes the Contract to which this signature page is attached for the purpose of agreeing to the provisions of Section 2.3 of the Agreement, and hereby establishes ________________________, 2010 as the date of opening of escrow and designates ___________________________________ as the escrow number assigned to this escrow.

ESCROW AGENT:

STEWART TITLE GUARANTY COMPANY

By:       ____________________________________

Name:  ____________________________________

Title:     ____________________________________

BROKER SIGNATURE PAGE

The undersigned Broker hereby executes this Broker Signature Page solely to confirm the following:  (a) Broker represents only the Seller in the transaction described in the Agreement to which this signature page is attached, (b) Broker acknowledges that the only compensation due to Broker in connection with the Closing of the transaction described in the Agreement to which this signature page is attached is as set forth in a separate agreement between Seller and Broker pursuant to which Broker is entitled to a fee of $25,000.00 upon Closing, and (c) Broker represents and warrants to Seller that Broker and its affiliates has not and will not receive any compensation (cash or otherwise) from or on behalf of Purchaser or any affiliate thereof in connection with the transaction, and do not, and will not at the Closing, have any direct or indirect legal, beneficial, economic or voting interest in Purchaser (or in an assignee of Purchaser, which pursuant to Section 14.3 of the Agreement, acquires the Property at the Closing) nor has Purchaser granted (as of the Effective Date or the Closing Date) the Broker or any of its affiliates any right or option to acquire any direct or indirect legal, beneficial, economic or voting interest in Purchaser.

BROKER:

CUSHMAN & WAKEFIELD

By:       ____________________________________

Name:  ____________________________________

Title:     ____________________________________

EXHIBIT B

FORM OF LIMITED WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS:  That CCIP/2 VILLAGE BROOKE, L.L.C., a Delaware limited liability company (“Grantor”), for One Dollar ($1.00) and other good and valuable considerations paid, receipt of which is hereby acknowledged, does hereby GRANT WITH LIMITED WARRANTY COVENANTS to ___________________________________ (“Grantee”)  the following real property:

SEE EXHIBIT A, ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE

PRIOR INSTRUMENT REFERENCE:  Official Record Book ______, Page _____ of the ________ County, Ohio Deed Records.

PROVIDED, HOWEVER, that excepted from Grantor's Limited Warranty Covenants are any and all restrictions, reservations, easements, covenants and agreements of record, zoning restrictions, legal highways, if any, and all real estate taxes and assessments due and payable after the date hereof.

TAX MAILING ADDRESS:

IN WITNESS WHEREOF, the undersigned, _____________________________, the duly authorized _______________ of the Grantor, has caused this Limited Warranty Deed to be executed as of the  ___ day of _______, 2010.

                                                                        CCIP/2 VILLAGE BROOKE, L.L.C.,

a Delaware limited liability company

By:       CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2, LP SERIES A,

a Delaware limited partnership,

its member

By:       CONCAP EQUITIES, INC.,

a Delaware corporation,

its general partner

By:

Name:

Title:

STATE OF _____________   )

) SS:

COUNTY OF ___________  )

The foregoing instrument was acknowledged before me a notary public in and for said county and state this ___ day of _____, 2010 by ______________, as the duly authorized ______________ on behalf of _____________________, the Grantor in the foregoing instrument.

                                                                         ___________________________________

                                                                        Notary Public

                                                                        My Commission Expires:____________

This instrument prepared by:

EXHIBIT “A”

(Legal Description)

EXHIBIT C

FORM OF BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”) is made this ____ day of _______________, 2010 by CCIP/2 VILLAGE BROOKE, L.L.C., a Delaware limited liability company (“Seller”), in favor of ______________________, a __________________ (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated as of _______________, 2010 (“Agreement”) with respect to the sale of certain the Real Property identified on Exhibit A attached thereto and the Improvements located thereon.  (Any term with its initial letter capitalized and not otherwise defined herein shall have the meaning set forth in the Agreement.)

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby absolutely and unconditionally give, grant, bargain, sell, transfer, set over, assign, convey, release, confirm and deliver to Purchaser all of the Fixtures and Tangible Personal Property, without representation or warranty of any kind whatsoever except as set forth in and subject to the terms of the Agreement.

WITH RESPECT TO ALL MATTERS TRANSFERRED, WHETHER TANGIBLE OR INTANGIBLE, PERSONAL OR REAL, SELLER EXPRESSLY DISCLAIMS A WARRANTY OF MERCHANTABILITY AND WARRANTY FOR FITNESS FOR A PARTICULAR USE OR ANY OTHER WARRANTY EXPRESSED OR IMPLIED THAT MAY ARISE BY OPERATION OF LAW OR UNDER THE UNIFORM COMMERCIAL CODE FOR THE STATE IN WHICH THE PROPERTY IS LOCATED (OR ANY OTHER STATE).

This Bill of Sale shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of Purchaser and Seller.

This Bill of Sale shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of Ohio.

EXECUTED as of the ______ day of ________________, 2010.

Seller:

CCIP/2 VILLAGE BROOKE, L.L.C.,

a Delaware limited liability company

By:       CONSOLIDATED CAPITAL INSTITUTIONAL             PROPERTIES/2, LP SERIES A,

a Delaware limited partnership,

its member

By:       CONCAP EQUITIES, INC.,

a Delaware corporation,

its general partner

By:       _____________________________

Name:

Title:

EXHIBIT D

GENERAL ASSIGNMENT AND ASSUMPTION

This General Assignment and Assumption (this “Assignment”) is executed by CCIP/2 VILLAGE BROOKE, L.L.C., a Delaware limited liability company (“Seller”), in favor of [PURCHASER], a [Purchaser’s State] [type entity] (“Purchaser”) as of _________________, 2010 (the “Effective Date”).

Seller and Purchaser, have entered into that certain Purchase and Sale Agreement dated as of _______________ __, 2010 (“Agreement”), in which Seller has agreed to sell and Purchaser has agreed to purchase the real property described in Exhibit A attached thereto and the improvements located thereon (collectively, the “Project”).  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

Pursuant to the Agreement, Seller has agreed to assign, without recourse or warranty, to Purchaser all of Seller’s right, title and interest, if any, in and to the Miscellaneous Property Assets, the Permits (other than the Excluded Permits), and the Property Agreements.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.         Assignment.  As of the Effective Date, Seller hereby assigns, sells and transfers, without recourse or warranty, to Purchaser all of Seller’s right, title and interest, if any, in and to the Miscellaneous Property Assets, the Permits (other than the Excluded Permits), and the Property Agreements.

2.         Assumption.  As of the Effective Date, Purchaser expressly agrees to assume and hereby assumes all liabilities and obligations of the Seller in connection with the Miscellaneous Property Assets, the Permits (other than the Excluded Permits), and the Property Contracts; provided, however, that to the extent that any Property Contract constitutes a Terminated Contract, Purchaser assumes such Property Contract only (a) through the effective date of the termination of such Property Contract pursuant to its express terms, and (b) to the extent of any cancellation fees or penalties due as a result of such termination.

3.         Counterparts.  This Assignment may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

4.         Attorneys’ Fees.  If any action or proceeding is commenced by either party to enforce its rights under this Assignment, the prevailing party in such action or proceeding shall be awarded all reasonable costs and expenses incurred in such action or proceeding, including reasonable attorneys’ fees and costs (including the cost of in-house counsel and appeals), in addition to any other relief awarded by the court.

5.         Applicable Law.  This Assignment shall be governed by and interpreted in accordance with the laws of the State of Ohio.

6.         Binding Effect.  This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors, and assigns.

WITH RESPECT TO ALL MATTERS TRANSFERRED, WHETHER TANGIBLE OR INTANGIBLE, PERSONAL OR REAL, SELLER EXPRESSLY DISCLAIMS A WARRANTY OF MERCHANTABILITY AND WARRANTY FOR FITNESS FOR A PARTICULAR USE OR ANY OTHER WARRANTY EXPRESSED OR IMPLIED THAT MAY ARISE BY OPERATION OF LAW OR UNDER THE UNIFORM COMMERCIAL CODE FOR THE STATE IN WHICH THE PROPERTY IS LOCATED (OR ANY OTHER STATE).

[Remainder of Page Intentionally Left Blank]

WITNESS the signatures of the undersigned.

Dated:  _____________________, 2010

Seller:

CCIP/2 VILLAGE BROOKE, L.L.C.,

a Delaware limited liability company

By:       CONSOLIDATED CAPITAL INSTITUTIONAL             PROPERTIES/2, LP SERIES A,

a Delaware limited partnership,

its member

By:       CONCAP EQUITIES, INC.,

a Delaware corporation,

its general partner

By:       _____________________________

Name:

Title:

Purchaser:

[PURCHASER]
a [Purchaser’s State] [type entity]

By:
Name:
Title:

EXHIBIT E

ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS

This Assignment and Assumption of Leases and Security Deposits (this “Assignment”) is executed by and between CCIP/2 VILLAGE BROOKE, L.L.C., a Delaware limited liability company (“Assignor”), and ___________________., a _________________ (“Assignee”), as of _________________, 2010 (the “Effective Date”).

Assignee and Assignor have entered into that certain Purchase and Sale Agreement, dated _____________________, 2010 (“Purchase Agreement”), in which Assignor has agreed to sell and Assignee has agreed to purchase the real property described on Exhibit A attached hereto and the improvements located thereon (collectively, the “Project”).

Assignor, as landlord, has entered into certain leases for the use of the Project by tenants (collectively, together with all amendments, modifications, supplements, restatements and guarantees thereof, the “Leases”) for the Project.

The Purchase Agreement requires Assignor and Assignee to execute this Assignment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.         Capitalized Terms.  Unless the context otherwise requires, all capitalized terms used, but not otherwise defined herein, shall have the meanings set forth for the same in the Purchase Agreement.

2.         Assignment and Assumption.  As of the Effective Date, Assignor hereby irrevocably assigns, sets over, transfers and conveys to Assignee all of Assignor’s right, title and interest in and to (a) the Leases, and (b) the Tenant Security Deposit Balance.  Assignee hereby accepts this Assignment and the rights granted herein, and Assignee hereby expressly assumes, for itself and its successors, assigns and legal representatives, the Leases, the Tenant Security Deposit Balance, and all of the obligations and liabilities, fixed and contingent, of Assignor thereunder accruing from and after the date hereof with respect to the Leases and the Tenant Security Deposit Balance and agrees to (i) be fully bound by all of the terms, covenants, agreements, provisions, conditions, obligations and liability of Assignor thereunder, which accrue from and after the date hereof, and (ii) keep, perform and observe all of the covenants and conditions contained therein on the part of Assignor to be kept, performed and observed, from and after the date hereof.

3.         General Provisions.

a.         Successors.  This Assignment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

b.         Counterparts.  This Assignment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

c.         Governing Law.  This Assignment and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State wherein the Project is located, without reference to the conflict of law provisions thereof.

d.         Attorney’s Fees.  If any action or proceeding is commenced by either party to enforce its rights under this Assignment, the prevailing party in such action or proceeding shall be awarded all reasonable costs and expenses incurred in such action or proceeding, including reasonable attorneys’ fees and costs (including the cost of in-house counsel and appeals), in addition to any other relief awarded by the court.

[SIGNATURES ON FOLLOWING PAGE]

WITNESS the signatures of the undersigned.

Dated:  _________________, 2010

Seller:

CCIP/2 VILLAGE BROOKE, L.L.C.,

a Delaware limited liability company

By:       CONSOLIDATED CAPITAL INSTITUTIONAL             PROPERTIES/2, LP SERIES A,

a Delaware limited partnership,

its member

By:       CONCAP EQUITIES, INC.,

a Delaware corporation,

its general partner

By:       _____________________________

Name:

Title:

Purchaser:

[PURCHASER]
a [Purchaser’s State] [type entity]

By:
Name:
Title:

EXHIBIT A

LEGAL DESCRIPTION FOR THE GLENBRIDGE MANORS APARTMENTS
Hamilton County, Ohio

EXHIBIT F

NOTICE TO VENDOR REGARDING TERMINATION OF CONTRACT

GLENBRIDGE MANORS APARTMENTS

[DATE]

To:       [INSERT VENDOR INFORMATION]

Re:       Termination of [Insert Name and Date of Contract] (the “Contract”)

Dear [Insert Name]:

Effective as of [__________], 2010 (the “Closing Date”), CCIP/2 VILLAGE BROOKE, L.L.C., a Delaware limited liability company (“Seller”), has sold the property located at 11513 Village Brooke Drive, Cincinnati, Ohio 45249 to [INSERT NAME OF PURCHASER] (“Purchaser”).  In connection with such purchase and sale, Purchaser has elected to terminate the Contract.  Accordingly, this letter shall serve as notice that the Contract is terminated as of [_______], 20[__] [INSERT DATE OF CLOSING, OR LATER DATE IF REQUIRED BY TERMINATED CONTRACT] (the “Termination Date”).

To the extent that the Contract requires payment of any penalty or premium as a result of the termination of the Contract, Purchaser shall be solely responsible for the payment of any such cancellation fees or penalties.  Also, to the extent that the Termination Date is after the Closing Date, Purchaser shall be deemed to have assumed all of Seller’s obligations under the Contract as of the Closing Date.

Any and all future notices and inquiries that you may have regarding the termination of the Contract should be forwarded to Purchaser at the following address:

[INSERT NAME OF PURCHASER]

[INSERT ADDRESS]

Attention:  Property Manager

Very truly yours,

CCIP/2 VILLAGE BROOKE, L.L.C.,

a Delaware limited liability company

By:       CONSOLIDATED CAPITAL INSTITUTIONAL             PROPERTIES/2, LP SERIES A,

a Delaware limited partnership,

its member

By:       CONCAP EQUITIES, INC.,

a Delaware corporation,

its general partner

            By:       _____________________________

            Name:

            Title:

Purchaser:

[PURCHASER]
a [Purchaser’s State] [type entity]

By:
Name:
Title:

EXHIBIT G

TENANT NOTIFICATION

__________________
(Date)

To Tenants of Glenbridge Manors Apartments

Ladies and Gentlemen:

This is to advise you that, effective this date, Glenbridge Manors Apartments has been sold to ___________________________ (“Purchaser”).  Purchaser’s address for the purposes of serving of process and receiving and receipting for demands and notice is ___________________.

Effective immediately, please make all rent checks payable to _________________ and make all rental payments to _______________.  In connection with the transfer and assignment of your lease, Purchaser has assumed the obligations of the transferor as landlord under your lease and has also transferred any unapplied and refundable portion of your security deposit(s).

The new manager for the property is _______________, whose address is _____________________.  Please contact _________________ at _____________ if you have any questions regarding this transfer.

Very truly yours,

[PURCHASER]

EXHIBIT H

LIST OF STANDARD EXCLUDED FIXTURES AND TANGIBLE PERSONAL PROPERTY

1.         “Buyer’s Access Computer Hardware and Software”;

2.         AIMCO Benchmark Series Books;

3.         Connect:  Remote Horizon Software;

4.         All other software installed on any computers transferred as part of the sale; and

5.         Any items listed on the Seller Information Schedule.

EXHIBIT I

LIST OF MATERIALS

IN ALL INSTANCES, THE FOLLOWING MATERIALS WILL BE DELIVERED ONLY TO THE EXTENT THE SAME EXIST AND ARE IN SELLER’S POSSESSION OR REASONABLE CONTROL.

(a)    Seller’s form of residential lease agreement used at the Property;

(b)    All Property Contracts and any equipment leases for the Property;

(c)    Any property locator or similar agreements (other than agreements with the Property Manager), if any, pertaining to the marketing and advertisement of the Property for leasing (and payment of commissions in connection therewith), but only to the extent the same will remain in effect after the Closing;

(d)    All engineering studies, environmental reports, termite inspections or warranties, to the extent available and in Seller’s possession (subject to Section 3.5.2), which relate to the Property and were prepared for Seller by third parties;

(e)    To the extent in Seller’s possession (subject to Section 3.5.2), ad valorem and personal property tax statements for the current year, and the status of any pending appeal for its Property;

(f)     Current operating statements for the Property, and to the extent available and in Seller’s possession (subject to Section 3.5.2), for the three years prior to the year in which the Effective Date occurs (the “Operating Statements”);

(g)    A summary of pending insurance claims and pending litigation, if any, provided that such summary shall be prepared to Seller’s knowledge (as defined in Section 7.4 of the Agreement) and Seller makes no representations or warranties regarding the outcome of such claims or litigation;

(h)    To the extent available and in Seller’s possession (subject to Section 3.5.2), guaranties or warranties with respect to the roof of the Property, if any;

(i)     ACM plan, lead in water O&M, and other O&M plans, if any, for the Property;

(j)     Copies of any certificates of occupancy and/or other Permits, to the extent available and in Seller’s possession (subject to Section 3.5.2) of the Property;

(k)    Copies of any Phase I, Phase II, or any other environmental or similar study or report with respect to the Property; and

(l)     Copy of the current Rent Roll, and copies of semi annual rent rolls for the Property for 2009.

EXHIBIT J

LEAD-BASED PAINT DISCLOSURE

EVERY PURCHASER OF ANY INTEREST IN RESIDENTIAL REAL PROPERTY ON WHICH A RESIDENTIAL DWELLING WAS BUILT PRIOR TO 1978 IS NOTIFIED THAT SUCH PROPERTY MAY PRESENT EXPOSURE TO LEAD FROM LEAD-BASED PAINT THAT MAY PLACE YOUNG CHILDREN AT RISK OF DEVELOPING LEAD POISONING.  LEAD POISONING IN YOUNG CHILDREN MAY PRODUCE PERMANENT NEUROLOGICAL DAMAGE, INCLUDING LEARNING DISABILITIES, REDUCED INTELLIGENCE QUOTIENT, BEHAVIORAL PROBLEMS, AND IMPAIRED MEMORY.  LEAD POISONING ALSO POSES A PARTICULAR RISK TO PREGNANT WOMEN.  THE SELLER OF ANY INTEREST IN RESIDENTIAL REAL PROPERTY IS REQUIRED TO PROVIDE THE PURCHASER WITH ANY INFORMATION ON LEAD-BASED PAINT HAZARDS FROM RISK ASSESSMENTS OR INSPECTIONS IN THE SELLER’S POSSESSION, IF ANY, AND NOTIFY THE PURCHASER OF ANY KNOWN LEAD-BASED PAINT HAZARDS.  A RISK ASSESSMENT OR INSPECTION FOR POSSIBLE LEAD-BASED PAINT HAZARDS IS RECOMMENDED PRIOR TO PURCHASE

SCHEDULE 1

SELLER INFORMATION SCHEDULE

Excluded Permits	Excluded FF&E	Litigation
Pool permit (non-transferable)	None

1.  Claim by tenant that Seller’s agents stole 3 to 4 of his cigars valued at approximately $150.00 (threatened litigation, under investigation by Seller)

2.  CCIP/2 Village Brooke, L.L.C. v. Deerfield Construction Company Inc., Case No. A 0807552, Hamilton County.

[1] If “RealPage” software is used at any of the Properties for rent roll purposes, in order for Purchaser to continue to use such software, Purchaser must (1) notify RealPage by emailing them at: contracts@realpage.com, (2) purchase a license from RealPage and (3) cause RealPage to advise the applicable Seller at least 10 days prior to Closing, by sending an email to the Regional Property Manager and the Community Manager for the Property, that Purchaser has purchased a license.  Otherwise, the RealPage software will be removed upon Closing with all other excluded software.